Exhibit 10.1

EXECUTION VERSION

[Published CUSIP Number:            ]

FIVE-YEAR SENIOR UNSECURED CREDIT AGREEMENT

dated as of

June 22, 2012

among

TYCO INTERNATIONAL FINANCE S.A.,
as Borrower

TYCO INTERNATIONAL LTD.,
as Guarantor

The Lenders Party Hereto

and

CITIBANK, N.A.
as Administrative Agent

CITIGROUP GLOBAL MARKETS INC.,
J.P. MORGAN SECURITIES LLC
and MERRILL LYNCH PIERCE FENNER & SMITH
as Bookrunners and Lead Arrangers

JPMORGAN CHASE BANK, N.A.
and BANK OF AMERICA, N.A.
as Syndication Agents

i

SCHEDULES:

Schedule 1.01 - Pricing Grid

Schedule 2.01 – Commitments

Schedule 5.09 – Cross Guarantees

Schedule 10.01 - Administrative Agent’s Office

EXHIBITS:

Exhibit A - Form of Note

Exhibit B - Form of Assignment and Assumption

Exhibit C-1 - Form of opinion of general counsel of Guarantor

Exhibit C-2 - Form of opinion of special Luxembourg counsel

Exhibit C-3 - Form of opinion of special Swiss counsel

Exhibit C-4 - Form of opinion of special New York counsel

Exhibit C-5 – Form of opinion of general counsel of ADT

Exhibit D - Form of Subsidiary Guaranty

Exhibit E - Form of Commitment Increase Notice

Exhibit F - Form of Amendment to 2007 Credit Agreement

FIVE-YEAR SENIOR UNSECURED CREDIT AGREEMENT (this “Agreement”) dated as of June 22, 2012 (the “Closing Date”), among TYCO INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), TYCO INTERNATIONAL LTD., a Swiss company (“Guarantor”), THE ADT CORPORATION, a Delaware Corporation (“ADT”), the LENDERS party hereto and CITIBANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01                            Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2011 Credit Agreement” has the meaning specified in Section 4.01(i).

“2012 Separation Transactions” means (a) the contribution (x) to ADT and its subsidiaries of the assets, liabilities and equity interests of the North American residential and small business security business in the United States and Canada of the Guarantor and its Subsidiaries and (y) to a newly formed Swiss company (“Flow PubCo”) of the assets, liabilities and equity interests of the flow control business of the Guarantor and its Subsidiaries, (b) following the contribution referred to in clause (a), the distribution of the equity interests of ADT and Flow PubCo to the equityholders of the Guarantor and (c) the consummation of the other transactions ancillary to the foregoing.

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate per annum equal to the Alternate Base Rate.

“Act” has the meaning assigned to such term in Section 10.18.

“Activities” has the meaning assigned to such term in Section 7.02(b).

“Administrative Agent” means Citibank, in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the office address, facsimile number, electronic mail address, telephone number and account information set forth on Schedule 10.01 with respect to the Administrative Agent or such other address, facsimile number, electronic mail address, telephone number or account information as shall be designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“ADT” has the meaning assigned to such term in the preamble to this Agreement.

“ADT Guaranty Release Date” means the earlier of (a) the date on which ADT ceases to be a Wholly Owned Consolidated Subsidiary of the Guarantor and (b) the date the Subsidiary Guaranty of ADT is terminated by ADT in accordance with Section 4.06(b) of such Subsidiary Guaranty.

“Affiliate” means, with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, the term “control” (including the terms “controlling” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent’s Group” has the meaning assigned to such term in Section 7.02(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” means, with respect to any Eurodollar Loan, the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Margin”; any change in the Applicable Margin resulting from an Index Debt Rating Change shall be determined in accordance with Schedule 1.01 and shall be effective on the date of such Index Debt Rating Change.

“Applicable Percentage” means, with respect to any Lender, the percentage (rounded to the ninth decimal) of the total Commitments in effect at any given time represented by such Lender’s then applicable Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the outstanding principal amounts of the Loans made by the respective Lenders.

“Approved Electronic Communication” means each Communication that any Obligor is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the Transactions, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Obligor to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any notice of borrowing, notice of conversion or continuation and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (b) any notice pursuant to Section 2.09 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning assigned to such term in Section 10.15(a).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04) and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.15(b).

“Assumption Agreement” has the meaning assigned to such term in Section 2.15(b)(ii).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Base Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its base rate or prime rate in effect at its principal office in New York City.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bookrunners” means CGMI, JPMS and MLPF&S.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CGMI” means Citigroup Global Markets Inc.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the date of this Agreement (including the adoption or taking effect after the date of this Agreement of any rule or regulation relating to a law adopted prior to the date of this Agreement), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 9.03(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations with respect thereto, and (B) all requests, rules, guidelines and directions promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar or successor agency, or the United States or foreign regulatory authorities, in each case, pursuant to Basel III), shall in each case be deemed to be a “Change in Law”, regardless of the date adopted or enacted.

“Citibank” means Citibank, N.A.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender at any time, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder at such time, as such commitment may be (a) increased from time to time pursuant to Section 2.15; (b) reduced from time to time pursuant to Section 2.07; and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $1,000,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.15(a).

“Commitment Increase Notice” has the meaning assigned to such term in Section 2.15(a).

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, any Obligor or its Affiliates or the Transactions, including, without limitation, all Approved Electronic Communications.

“Compensation Period” has the meaning assigned to such term in Section 2.05(b).

“Consolidated” refers to the consolidation of accounts of the Guarantor and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, for any fiscal period, Consolidated Net Income for such period plus the following, to the extent deducted in calculating such Consolidated Net Income:  (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation and amortization expense (d) any extraordinary expenses or losses, (e) losses on sales of assets outside of the ordinary course of business and losses from discontinued operations, (f) any losses on the retirement of debt identified in the Consolidated statements of cash flows, (g) any other nonrecurring or non-cash charges and (h) charges incurred in respect of the Transactions or the 2012 Separation Transactions, and minus, to the extent included in calculating such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains, (b) gains on the sales of assets outside of the ordinary course of business and gains from discontinued operations, (c) any gains on the retirement of debt identified in the Consolidated statements of cash flows and (d) any other nonrecurring or non-cash income, all as determined on a Consolidated basis; provided that, in calculating Consolidated EBITDA, the effect of the Cross Guarantees shall be disregarded.  If during such period the Guarantor or any Subsidiary shall have made an acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

“Consolidated Interest Expense” means, for any fiscal period (without duplication), (a) the Consolidated interest expense of the Guarantor and its Consolidated Subsidiaries for such period plus (b) if a Permitted Securitization Transaction outstanding during such period is accounted for as a sale of accounts receivable, chattel paper, general intangibles or the like under GAAP, the additional consolidated interest expense that would have accrued during such period had such Permitted Securitization Transaction been accounted for as a borrowing during such period, determined on a Consolidated basis.

“Consolidated Net Income” means, for any fiscal period, the Consolidated net income of the Guarantor for such period.

“Consolidated Tangible Assets” means, at any time, the total assets less all Intangible Assets appearing on the Consolidated balance sheet of the Guarantor as of the end of the most recently concluded fiscal quarter of the Guarantor.

“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Debt of the Guarantor determined on a Consolidated basis as of such date; provided that Guarantees shall be valued at the amount thereof, if any, reflected on the Consolidated balance sheet of the Guarantor; provided that, if a Permitted Securitization Transaction is outstanding at such date and is accounted for as a sale of accounts receivable, chattel paper, general intangibles, or the like under GAAP, Consolidated Total Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a Consolidated basis as of such date, which would have been outstanding at such date had such Permitted Securitization Transaction been accounted for as a borrowing at such date; provided, further, that Consolidated Total Debt shall not include Debt of a joint venture, partnership or similar entity which is guaranteed by the Guarantor or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise), except to the extent that the aggregate outstanding principal amount of such excluded Debt at such date exceeds $50,000,000; and provided, further, that Consolidated Total Debt shall not include Cross Guarantees.

“Cross Guarantees” means the Guarantees by the Guarantor or its Subsidiaries (i) that remain in effect after the consummation of the 2012 Separation Transactions of obligations of ADT and Flow PubCo and their respective subsidiaries that are listed on Schedule 5.09 or (ii) of obligations of Tyco Electronics Ltd. or Covidien International Finance S.A. and their respective subsidiaries that are listed on Schedule 5.09, in each case, to the extent that the direct obligor with respect to the obligations covered by such Guarantee guarantees or is otherwise obligated to the payments of such guaranteed obligation for the benefit of the Guarantor or such Subsidiary.

“Debt” of any Person means, at any date, without duplication, (a) the principal of all obligations of such Person for borrowed money, (b) the principal of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services recorded on the books of such Person (except for (i) trade and similar accounts payable and accrued expenses, (ii) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iii) obligations in respect of customer advances received and (iv) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business), (d) any obligation of such Person to reimburse the issuer of any letter of credit, performance bond, performance guaranty or bank guaranty issued for the account of such Person upon which, and only to the extent that, a drawing has been made (or such reimbursement obligation is otherwise not contingent) and such non-contingent obligation is not reimbursed within five Business Days, (e) the net capitalized amount of all obligations of such person as lessee which are capitalized on the books of such Person in accordance with GAAP, (f) all Debt of others secured by any Lien on property of such Person, whether or not the Debt secured thereby has been assumed, but only to the extent of the lesser of the face amount of the obligation or the fair market value of the assets so subject to the Lien, and (g) all Guarantees by such Person of Debt of others (except the Guarantor or any Subsidiary); provided that the term “Debt” shall not include:

(A)                              Intercompany Debt (except that, for the purposes of Sections 5.10 and 5.11, Debt shall include Intercompany Debt);

(B)                                obligations in respect of trade letters of credit or bank guaranties supporting trade and similar accounts payable arising in the ordinary course of business; or

(C)                                Nonrecourse Debt.

“Debtor Relief Law” has the meaning assigned to such term in Section 6.01(h).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means at any time, subject to Section 2.14(b), (a) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make a Loan or make any other payment due hereunder (each, a “funding obligation”), unless such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (specifically identified in writing and including the particular default, if any) has not been satisfied, as notified by such Lender to the Administrative Agent in writing, (b) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such position is based on such Lender’s good faith determination that one or more conditions precedent to funding (specifically identified and including the particular default, if any) cannot be satisfied, as indicated in such writing or public statement, (c) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation) or (d) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.

“Designated Officer” means the chief executive officer, president, chief financial officer or treasurer of Tyco International Management Company.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied or waived.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, health, safety or Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Guarantor or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(3) of ERISA.

“ERISA Event” means (a) any “reportable event” (as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan), (b) the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Guarantor or any of its ERISA Affiliates of any liability under Title IV of

ERISA (other than payment of PBGC premiums) with respect to the termination of any Plan, (e) the receipt by the Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the PBGC’s intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the receipt by the Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or (h) the failure to timely make any required contribution or premium payment in respect of any Plan or contribution in respect of any Multiemployer Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate per annum equal to the applicable LIBO Rate plus the Applicable Margin.

“Eurodollar Reserve Percentage”, in respect of any Lender and for any day during any Interest Period, means the reserve percentage (expressed as a decimal) in effect on such day and applicable to such Lender under Regulation D promulgated by the Board for determining such Lender’s reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to “Eurocurrency liabilities”, as in effect from time to time (“FRB Regulation D”).

“Event of Default” has the meaning assigned to such term in Article VI.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, or in which it conducts any trade or business or as a result of a present or former connection between such recipient and the jurisdiction (provided that such connection is not attributable to or does not result solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any other Loan Document) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 10.04(e)), any United States withholding tax that is imposed on amounts payable to such Lender pursuant to a Law in effect on the date on which such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Obligor with respect to withholding tax pursuant to Section 9.05(a), (d) Taxes attributable to such Lender’s failure to comply with Section 9.05(e) or Section 9.05(g), (e) any withholding taxes imposed under FATCA, (f) any withholding tax on payments of interest made or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of a Residual Entity, which is resident of, or established in, an EU Member State (other than Luxembourg) or certain dependent or associated EU territories in accordance with the Luxembourg laws of June 21, 2005 implementing the Council Directive 2003/48/EC dated June 3, 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of European Union Member States and (g) all liabilities, penalties, and interest incurred with respect to any of the foregoing.

“Existing Litigation” has the meaning assigned to such term in Section 3.05(a).

“Facility Fee” has the meaning assigned to such term in Section 2.10(a)(ii).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means each of (i) the administrative agent fee letter dated May 30, 2012, between the Borrower and the Administrative Agent and (ii) the fee letters relating to the credit facility contemplated by this Agreement entered into with each of the respective Lead Arrangers.

“Flow PubCo” has the meaning assigned to such term in the definition of 2012 Separation Transactions.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America or any political subdivision thereof, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 10.04(f).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” has the meaning assigned to such term in the preamble to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Increase Date” has the meaning assigned to such term in Section 2.15(a).

“Increasing Lender” has the meaning assigned to such term in Section 2.15(b).

“Indebted Subsidiary” has the meaning assigned to such term in Section 5.10.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person other than the Guarantor or subject to any other credit enhancement.

“Index Debt Rating” means the S&P Rating and the Moody’s Rating.

“Index Debt Rating Change” means a change in the S&P Rating or the Moody’s Rating that results in a change from one Index Debt Rating category to another on the Pricing Grid in accordance with the provisions of Schedule 1.01, each Index Debt Rating Change to be deemed to take effect on the date on which the relevant change in rating is first publicly announced by S&P or Moody’s, as the case may be.

“Information” has the meaning assigned to such term in Section 10.14.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Guarantor and its Subsidiaries which, at the Borrower’s request and on its behalf, was prepared in relation to this transaction and distributed by the Lead Arrangers to selected financial institutions before the date of this Agreement.

“Intangible Assets” means, at any date, the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of the Guarantor prepared on a Consolidated basis as of such date.

“Intercompany Debt” means (a) indebtedness of the Guarantor owed to a Subsidiary and (b) indebtedness of a Subsidiary owed to the Guarantor or another Subsidiary.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part; provided that, if an Interest Period for a Eurodollar Borrowing is of more than three months’ duration, each day within such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period shall also be an Interest Payment Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the date that is one, two, three or six months thereafter, as the Borrower may elect, upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period, or such other period as requested by the Borrower and agreed to by all the Lenders in accordance with Section 2.03(b); provided that

(a)                                  if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period of one or more whole months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and

(c)                                  the Borrower may not select any Interest Period that may end after the Maturity Date.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“JPMS” means J. P. Morgan Securities LLC.

“Lead Arrangers” means CGMI, MLPF&S and JPMS.

“Lender Insolvency Event” means that a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that for the avoidance of doubt, a Lender Insolvency Event shall not have occurred solely by virtue of (i) the ownership or acquisition of any equity interest in a Defaulting Lender or any direct or indirect Parent Company thereof by a Governmental Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each case so long as such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the British Bankers Association London Interbank Offered Rate (“BBA LIBOR”), as it is published by Reuters or any successor to or substitute for such service, providing rate quotations of BBA LIBOR, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $10,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement.

“Loan Documents” means this Agreement, each Note (if any), the Fee Letters and each Subsidiary Guaranty (if any).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the Consolidated financial condition, business or operations of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Obligors to perform their obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Debt” means Debt (other than Loans or other Debt under this Agreement) of any one or more of the Guarantor and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.

“Maturity Date” means June 22, 2017.

“MLPF&S” means Merrill Lynch Pierce Fenner & Smith.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its business of rating debt securities.

“Moody’s Rating” means, at any time, the rating published by Moody’s of the Borrower’s Index Debt.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Nonrecourse Debt” means, at any time, all Debt of Subsidiaries (and all other Persons which are consolidated on the Guarantor’s financial statements in accordance with GAAP (such Subsidiaries or other Persons a “Consolidated Person”)) of the Guarantor outstanding at such time incurred on terms that recourse may be had to such Consolidated Person only by enforcing the lender’s default remedies with respect to specific assets which constitute collateral security for such Debt and not by way of action against such Consolidated Person (nor against the Guarantor or such other Consolidated Person of the Guarantor) as a general obligor in respect of such Debt (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Note” means a promissory note, substantially in the form of Exhibit A, made by the Borrower in favor of a Lender evidencing Loans made by such Lender, to the extent requested by such Lender pursuant to Section 2.08(e).

“Obligors” means the Borrower and the Guarantor.

“Other Currency” has the meaning assigned to such term in Section 10.12.

“Other Taxes” means any and all present or future, stamp or documentary taxes or any other excise or property taxes, charges or similar levies (together with any addition to tax, penalty, fine or interest thereon) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of any Loan Document with the Administration de l’Enregistrement et des Domaines in Luxembourg, or registration of any Loan Documentation in Luxembourg in connection with a legal proceeding that is not required to maintain, preserve, establish or enforce the rights of a party to any Loan Document, and except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 10.04(e)).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning assigned to such term in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c)(iii).

“Payee” has the meaning assigned to such term in Section 10.12.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquired Debt” means Debt of a Person that exists at the time such Person becomes a Subsidiary or at the time the Guarantor or a Subsidiary acquires all or substantially all of the assets of such Person if such Debt is assumed by the Guarantor or such Subsidiary and was not created in contemplation of any such event (“Acquired Debt”) and any Refinancing thereof; provided that, if such Acquired Debt is Refinanced, it shall constitute Permitted Acquired Debt only if the Borrower is the obligor thereunder.

“Permitted Securitization Transaction” means any sale or sales of any accounts, accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets of an Obligor and/or any of its Subsidiaries (including revolving sales of such assets), and financing secured by the assets so sold, provided that the aggregate net amount paid to the Obligors and their Subsidiaries in respect of such transactions, as the same may be reduced from time to time by collections with respect to such sold assets and the amount of such sold assets that become defaulted accounts receivable or otherwise in accordance with the terms of the documentation for such Permitted Securitization Transaction, shall not exceed $500,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means any preferred and/or redeemable capital stock of the Guarantor or any Subsidiary, as the case may be, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the Maturity Date.

“Pricing Grid” means the Pricing Grid and the conventions for determining pricing as set forth on Schedule 1.01.

“Refinancing” means, with respect to any financing, any instrument or agreement amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part, the documents governing such financing (and “Refinance” shall have a correlative meaning).

“Register” has the meaning assigned to such term in Section 10.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, administrators and trustees of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned to such term in Section 7.06(b).

“Reportable Action” means any action, suit or proceeding or investigation before any court, arbitrator or other governmental body against the Guarantor or any of its Subsidiaries or any ERISA Event, in each case in which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

“Required Currency” has the meaning assigned to such term in Section 10.12.

“Required Lenders” means, at any time, Lenders (not including the Borrower or any of its Affiliates) having aggregate Applicable Percentages in excess of 50% at such time.

“Residual Entity” means an entity (a) which is not a legal person, (b) whose profits are not taxed under the general business tax regime in its country of tax residence and (c) which is not an undertaking for collective investments in transferable securities recognized in accordance with Directive 85/611/EEC.

“Resignation Effective Date” has the meaning assigned to such term in Section 7.06(a).

“Responsible Officer” means any of the following:  (a) the Chief Executive Officer, President, Vice President and Chief Financial Officer, Treasurer or Secretary of the Guarantor or (b) the Chief Executive Officer, President, Vice President and Chief Financial Officer, Treasurer or Secretary of the Borrower or a Managing Director of the Borrower.

“Restricting Information” has the meaning assigned to such term in Section 10.16(a).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to its business of rating debt securities.

“S&P Rating” means, at any time, the rating published by S&P of the Borrower’s Index Debt.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Significant Subsidiary” means, at any date, any Subsidiary which, including its subsidiaries, meets any of the following conditions:

(a)                                  the proportionate share attributable to such Subsidiary of the total assets of the Guarantor (after intercompany eliminations) exceeds 15% of the total assets of the Guarantor, determined on a Consolidated basis as of the end of the most recently completed fiscal year; or

(b)                                 the Guarantor’s and its Subsidiaries’ equity in the income of such Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exceeds 15% of Consolidated income of the Guarantor from continuing operations before income taxes, any loss on the retirement of debt, extraordinary items, cumulative effect of a change in accounting principles, and before any impairment charges, determined for the most recently completed fiscal year.

For the avoidance of doubt, the Borrower and, prior to the ADT Guaranty Release Date, ADT shall at all times be deemed a “Significant Subsidiary”.

“SPC” has the meaning assigned to such term in Section 10.04(f).

“Stock” means, with respect to any Person, any capital stock or equity securities of or other ownership interests in such Person.

“Stock Equivalents” means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any Stock of, or securities convertible into or exchangeable for Stock of, such Person.

“subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any subsidiary of the Guarantor.

“Subsidiary Guarantor” means ADT (prior to the ADT Guaranty Release Date) and each other Subsidiary that has executed a Subsidiary Guaranty pursuant to Section 5.12 (whether required by Section 5.12 to do so or otherwise).

“Subsidiary Guaranty” means a guaranty entered into by a Subsidiary, in substantially the form of Exhibit D, with any such modifications to such form as may be necessary or advisable and customary under the local law of the jurisdiction of organization of the relevant Subsidiary, in the judgment of the Obligors and shall include the Subsidiary Guaranty dated the date of this Agreement executed and delivered by ADT.

“Successor” has the meaning assigned to such term in Section 5.08(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed or asserted by any Governmental Authority, together with any addition to tax, penalty, fine or interest thereon.

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Trust Indenture Act” has the meaning assigned to such term in Section 7.02(d).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Upfront Fee” has the meaning assigned to such term in Section 2.10(a)(i).

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary, all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Guarantor.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02                            Classification of Loans and Borrowings.  For purposes of this Agreement and the other Loan Documents, Loans or Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Borrowing”).

Section 1.03                            Terms Generally.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein and therein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04                            Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (a) the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); and (b) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

Section 2.01                            Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s then applicable Commitment or (b) the total Revolving Credit Exposures exceeding the then applicable total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02                            Loans and Borrowings.

(a)                                  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their then applicable respective Commitments.  The obligations of the Lenders under this Agreement are several and not joint and several.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder and no other Lender shall be responsible for such failure by any Lender.

(b)                                 Subject to Section 9.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any U.S. or non-U.S. branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or result in any obligations of the Borrower to pay additional amounts under Section 9.03 or 9.05.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, and at the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (except that any such Borrowing may be in the aggregate amount that is equal to the entire unused balance of the total Commitments). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of ten Eurodollar Borrowings outstanding at the same time.

Section 2.03                            Requests for Borrowings.

(a)                                  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile or electronic mail (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (except as provided in Section 2.03(b)) or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each Borrowing Request shall be irrevocable and, if made telephonically, shall be confirmed promptly, by hand delivery, facsimile or electronic mail of a written Borrowing Request in a form approved by the Administrative Agent and be executed by a Managing Director of the Borrower or another authorized borrowing representative of the Borrower, as notified by the Borrower to the Administrative Agent from time to time.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                             the aggregate amount of the requested Borrowing;

(ii)                          the date of such Borrowing, which shall be a Business Day;

(iii)                       whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                      in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)                         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)                                 The Borrower may request a Eurodollar Borrowing having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period” by notifying the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such Borrowing having such Interest Period, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them; and not later than 8:00 a.m., New York City time, on the Business Day after receiving such request from the Borrower, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been agreed to by all the Lenders.  If such requested Interest Period is so approved by all of the Lenders, the Borrower may thereafter from time to time elect to make Borrowing Requests under Section 2.03(a) and Interest Election Requests under Section 2.06(c) designating such Interest Period, until the Administrative Agent notifies the Borrower that the Required Lenders have elected to revoke such approval.

Section 2.04                            [Intentionally Omitted].

Section 2.05                            Funding of Borrowings.

(a)                                  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent will make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent in the applicable Borrowing Request.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, or by 12:00 p.m., New York City time, on the proposed date of such Borrowing, in the case of ABR Borrowings, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If and to the extent that such Lender did not make available such Lender’s share of such Borrowing, then such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect plus the Administrative Agent’s standard processing fee for interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with the interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06                            Interest Elections.

(a)                                  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, facsimile or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and, if made telephonically, shall be confirmed promptly in a signed notice by hand delivery, facsimile or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                             the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                       whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                      if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”, subject to Section 2.03(b).

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (a) or (b) of Article VI has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing; and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.07                            Termination and Reduction of Commitments.

(a)                                  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000; and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Commitments.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments under paragraph (b) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.08                            Repayment of Loans; Evidence of Debt.

(a)                                  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement or the other Loan Documents.

(e)                                  Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.09                            Prepayment of Loans.

(a)                                  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part subject to prior notice in accordance with paragraph (b) of this Section.

(b)                                 The Borrower shall notify the Administrative Agent by telephone (confirmed in a signed notice sent by facsimile or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c).  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c).  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and break funding payments to the extent required by Section 9.04.

Section 2.10                            Fees.

(a)                                  The Borrower agrees to pay to the Administrative Agent for the account of each Lender the following fees:

(i)                             on the Closing Date, an upfront fee in an amount agreed to in the applicable Fee Letter (the “Upfront Fee”).

(ii)                          a facility fee, which shall accrue on the daily amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Commitments terminate and the Loans made by it have been paid in full, at the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Facility Fee” (the “Facility Fee”).  Facility Fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on each such last Business Day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate.

(b)                                 The Borrower agrees to pay to the Administrative Agent and the Lead Arrangers, for their own accounts, the fees payable in the amounts and at the times agreed in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)                                  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Upfront Fees and Facility Fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.11                            Interest.

(a)                                  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand; (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  If the Guarantor is legally not permitted to make payments it is otherwise required to make pursuant to Section 9.05, then the interest amounts due under this Section shall be calculated as follows:  (i) the amount due pursuant to Section 2.11(c) and (d) plus (ii) an amount (which shall be due and payable under this Section on the date such payment pursuant to Section 9.05 would otherwise have been required to be made) equal to such amount that would otherwise be required to be paid by the Guarantor pursuant to Section 9.05 (and, after payment thereof, such amount shall be deemed no longer due and payable under Section 9.05).  In such case, the Guarantor shall send to the Administrative Agent the original or a certified copy of a receipt, with respect to any withholding tax paid, issued by the relevant Government Authority or other evidence of such payment reasonably satisfactory to the Administrative Agent within thirty (30) days after such payment.

Section 2.12                            Calculation of Interest and Fees.

(a)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(b)                                 All fees hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.13                            Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 9.03, 9.04 or 9.05, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon; provided that no amount shall be deemed to have been received on the next succeeding Business Day if the Borrower provides the Administrative Agent with written confirmation of a Federal Reserve Bank reference number no later than 4:00 p.m., New York City time, on the date when due.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 9.03, 9.04, 9.05 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under this Agreement and the other Loan Documents shall be made in dollars in New York, New York.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or such other obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact; and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments that shall be equitable so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (y) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).  The Borrower and the Guarantor each consent to the foregoing and each agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and the Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Guarantor in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the

Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.14                            Defaulting Lender.

(a)                                  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                             such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.10(a)(ii) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees);

(ii)                          to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder, and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender; and

(iii)                       the Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than 15 Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

(iv)                      the Borrower may, at its sole expense and effort, require such Defaulting Lender to assign and delegate its interests, rights and obligations under this Agreement pursuant to Section 10.04(e).

(b)                                 If the Borrower and the Administrative Agent agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.15                            Commitment Increase.

(a)                                  The Borrower may, at any time, but in any event not more than once per calendar quarter, prior to the Maturity Date, by notice to the Administrative Agent in the form attached hereto as Exhibit E (each a “Commitment Increase Notice”), request that the aggregate amount of the Commitments be increased by an amount of at least $10,000,000 or an integral multiple of $5,000,000 in excess thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Maturity Date then in effect (each an “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $1,250,000,000; and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the conditions set forth in Section 4.03 shall have been satisfied.  The Borrower may extend offers to one or more Lenders and/or to one or more third-party financial institutions reasonably acceptable to the Administrative Agent to participate in a requested Commitment Increase under this Section 2.15(a); provided, however, that the Commitment of each such third-party financial institution shall be in an amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof.  Any Lender that has received such an offer may accept or decline such offer in such Lender’s sole and absolute discretion.

(b)                                 On each Increase Date, each third-party financial institution that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.15(a) (each such financial institution, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date with a Commitment in the amount of its participation in such Commitment Increase, and the Commitment of each Lender that accepts an offer to participate in a requested Commitment Increase (each an “Increasing Lender”) shall be increased by the amount of its participation in such Commitment Increase; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

(i)                             certified copies of resolutions of the board of directors of the Borrower approving the Commitment Increase and the corresponding modifications to this Agreement and an opinion of counsel for the Borrower (which may be in-house counsel), in each case, reasonably satisfactory to the Administrative Agent;

(ii)                          an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Borrower; and

(iii)                       confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing reasonably satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.15(b) and in Section 4.03, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 p.m., New York City time, by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

(c)                                  On the Increase Date, if any Loans are then outstanding, the Borrower shall borrow from all or certain of the Lenders and/or (subject to compliance by the Borrower with Section 9.04) prepay Loans of all or certain of the Lenders such that, after giving effect thereto, the Loans (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes the Increasing Lenders and the Assuming Lenders) ratably in accordance with their respective Applicable Percentage after giving effect to such Commitment Increase.  On and after each Increase Date, the Applicable Percentage of each Lender’s participation in Loans shall be calculated after giving effect to each such Commitment Increase.

ARTICLE III

Representations and Warranties

Each Obligor represents and warrants to the Administrative Agent and the Lenders that:

Section 3.01                            Organization and Powers; Place of Business.

(a)                                  Each Obligor is a company duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation.  Each Obligor has all corporate powers and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to have any such power, authority or governmental license, authorization, consent or approval could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

(b)                                 So long as the Borrower shall not have changed its jurisdiction of organization pursuant to a transaction permitted under and in accordance with this Agreement, the place of the central administration (siège de l’administration centrale) and the centre of main interests (as defined in Council Regulation (EC) No 1346/2000 of May 29, 2000 on insolvency proceedings, as amended) of the Borrower are located at the place of its registered office (siège statutaire) in Luxembourg.

Section 3.02                            Authorization; Enforceability.  The Transactions are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement and each other Loan Document to which such

Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03                            Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and (b) will not violate, contravene, or constitute a default under any provision of (i) any applicable law or regulation, (ii) the charter, by-laws or other organizational documents of such Obligor, (iii) any order, judgment, decree or injunction of any Governmental Authority, (iv) any agreement or instrument evidencing or governing Debt of such Obligor, except for any contravention or default under any such agreement or instrument evidencing or governing such Debt in an aggregate principal amount, individually or in the aggregate for all such agreements or instruments in respect of which there is a contravention or default, not in excess of $25,000,000 or (v) any other material agreement or instrument binding upon such Obligor or its assets.

Section 3.04                            Financial Condition; No Material Adverse Change.

(a)                                  The Guarantor has heretofore furnished to the Administrative Agent (i) its Consolidated balance sheet and statements of income, shareholders equity and cash flows as of and for the fiscal year ended September 30, 2011, reported on by Deloitte & Touche LLP, independent public accountants and its (ii) Consolidated balance sheet and statement of income for the quarters ended December 30, 2011 and March 30, 2012, certified by its chief financial officer.  Such financial statements, present fairly, in all material respects, the Consolidated financial position and results of operations and cash flows of the Guarantor as of such date and for such period in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in subclause (ii) above.

(b)                                 Since September 30, 2011, there has been no material adverse change in the consolidated financial condition, business or operations of the Guarantor and its Subsidiaries, taken as a whole.

Section 3.05                            Litigation and Environmental Matters.

(a)                                  There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Obligors, threatened against or affecting the Guarantor or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect, other than the matters described in the Guarantor’s filings of Forms 10K, 10Q or 8K, in each case on or before the date hereof (the “Existing Litigation”), and other than shareholders’ derivative litigation or shareholders’ class actions based on the same facts and circumstances as the Existing Litigation, or (ii) that could reasonably be expected to adversely affect the validity or enforceability of any of the Loan Documents or the Transactions.

(b)                                 Except with respect to any matters that could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect and except for the matters described in the Guarantor’s filings of Forms 10K, 10Q or 8K, in each case on or before the date hereof, neither the Guarantor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (ii) has become subject to any Environmental Liability.

Section 3.06                            Investment Company Status.  No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.07                            Taxes.  Each of the Guarantor and its Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor or such Significant Subsidiary, as applicable, has set aside on its books adequate reserves, (b) to the extent that the failure to do so could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect or (c) matters described in the Guarantor’s most recent filings of Forms 10K or 10Q, in each case on or before the date hereof.

Section 3.08                            ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect.

Section 3.09                            Disclosure.  All information heretofore furnished by or on behalf of the Obligors to the Administrative Agent or the Lenders in connection with this Agreement or the other Loan Documents, when taken as a whole, does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projections and other forward-looking information, the Obligors represent and warrant only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that projections and forward-looking information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors and that no assurance can be given that such projections will be realized.

Section 3.10                            Subsidiaries.  Each of the Guarantor’s Subsidiaries is duly organized or formed, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization or formation, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has all legal powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to have any such power or governmental license, authorization, consent or approval could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

Section 3.11                            Margin Regulations.  No Obligor is engaged principally or as one of its important activities in the business of buying or carrying margin stock within the meaning of Regulation U of the Board.

Section 3.12                            OFAC; PATRIOT Act. To the extent applicable, each Obligor is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

Conditions

Section 4.01                            Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)                                  The Administrative Agent (or its counsel) shall have received on or before the date of this Agreement from each party hereto either (i) a counterpart of this Agreement and in the case of ADT, the Subsidiary Guaranty, in each case signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and in the case of ADT, the Subsidiary Guaranty.

(b)                                 The Administrative Agent (or its counsel) shall have received a Note executed by the Borrower in favor of each Lender that requested a Note prior to the Closing Date in accordance with Section 2.08(e).

(c)                                  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date of this Agreement) of (i) the general counsel of the Guarantor in substantially the form attached as Exhibit C-1, (ii) Allen & Overy, special Luxembourg counsel of the Borrower, in substantially the form attached as Exhibit C-2, (iii) Vischer, special Swiss counsel of the Guarantor, in substantially the form attached as Exhibit C-3, (iv) Gibson, Dunn & Crutcher LLP, special New York counsel of the Obligors, in substantially the form attached as Exhibit C-4 and (v) the general counsel of ADT in substantially the form attached as Exhibit C-5.

(d)                                 The Administrative Agent shall have received on or before the date of this Agreement certified copies of the charter, by-laws and other constitutive documents of each Obligor and of resolutions of the board of directors of each Obligor authorizing the Transactions, together with incumbency certificates dated the date of this Agreement evidencing the identity, authority and capacity of each Person authorized to execute and deliver this Agreement, the other Loan Documents and any other documents to be delivered by such Obligor pursuant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)                                  The representations and warranties of each Obligor set forth in Article III of this Agreement or any other Loan Document are true and correct (other than any such representation and warranty that by its terms refers to a date prior to the date of this Agreement , in which case such representation and warranty shall be true and correct as of such date) on and as of the Closing Date.

(f)                                    As of the Closing Date, and immediately following the effectiveness of this Agreement, no Default has occurred and is continuing.

(g)                                 The Administrative Agent shall have received evidence reasonably satisfactory to it of the consent of CT Corporation System in New York, New York to the appointment and designation provided by Section 10.09(d).

(h)                                 The Borrower shall have paid all fees required to be paid by it pursuant to the Fee Letters and, unless waived by the Administrative Agent and the Lead Arrangers, the Borrower shall have paid all legal fees and expenses of the Administrative Agent and the Lead Arrangers required to be paid pursuant to the terms of this Agreement and to the extent invoiced and received by the Borrower within a reasonable period prior to the Closing Date.

(i)                                     The Administrative Agent shall have received evidence to its satisfaction of (i) the termination of that certain Four-Year Senior Unsecured Credit Agreement, dated as of March 24, 2011 (as the same may be amended, supplemented or otherwise modified through the date hereof), among the Borrower, the Guarantor, the lenders party thereto and Citibank, as administrative agent (the “2011 Credit Agreement”), and (ii) the effectiveness of an amendment to that certain Five-Year Senior Unsecured Credit Agreement, dated as of April 25, 2007 (as the same may be amended, supplemented or otherwise modified through the date hereof), among the Borrower, the Guarantor, the lenders party thereto and Citibank, as administrative agent, in substantially the form of Exhibit F attached hereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date.  Such notice shall be conclusive and binding.

Delivery of a certificate signed by a Responsible Officer of the Borrower or the Guarantor shall be deemed to constitute a representation and warranty by the Obligors as of the Closing Date as to the matters specified in clauses (e) and (f).

By execution of this Agreement, each of the Lenders that is a party to the 2011 Credit Agreement hereby waives any requirement of prior notice for the prepayment of any obligations thereunder or for the cancellation and termination of the commitments thereunder.

Section 4.02                            Each Borrowing.  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)                                  The representations and warranties of the Obligors set forth in Article III of this Agreement (other than Section 3.04, Section 3.05(a)(i) or (b), or Section 3.09) or any other Loan Document, or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing, or, if any such representation or warranty was made as of a specific date, such representation and warranty was true and correct in all material respects on and as of such date.

(b)                                 At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)                                  Borrower shall have delivered a Borrowing Request in accordance with Section 2.03.

Each Borrowing Request shall be deemed to constitute a representation and warranty by the Obligors on the date of such Borrowing Request and the date of the Borrowing requested thereunder as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03                            Each Commitment Increase.  Each Commitment Increase requested by the Borrower pursuant to Section 2.15 is subject to the satisfaction of the following conditions:

(a)                                  The representations and warranties of the Obligors set forth in Article III of this Agreement or any other Loan Document, or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Commitment Increase Notice and on the Increase Date, before and after giving effect to such Commitment Increase, or, if any such representation or warranty was made as of a specific date, such representation and warranty was true and correct in all material respects on and as of such date.

(b)                                 At the time of and immediately after giving effect to such Commitment Increase, no Default shall have occurred and be continuing.

(c)                                  The Borrower shall have delivered a Commitment Increase Notice in accordance with Section 2.15(a).

Each Commitment Increase Notice shall be deemed to constitute a representation and warranty by the Obligors on the date of such Commitment Increase Notice and on the Increase Date as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Covenants

From and after the Effective Date, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, each Obligor covenants and agrees with the Lenders that:

Section 5.01                            Financial Statements and Other Information.  The Guarantor will furnish to the Administrative Agent (which, except as otherwise provided below with respect to subsections (a), (b) or (e), the Administrative Agent shall promptly furnish to each Lender):

(a)                                  within 105 days after the end of each fiscal year of the Guarantor, its audited Consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the SEC;

(b)                                 within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, its Consolidated balance sheet and related statements of operations and cash flows for such fiscal quarter and the related statements of operations and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified as to GAAP (subject to the absence of footnotes, audit and normal year-end adjustments) on behalf of the Guarantor by the chief financial officer or the chief accounting officer of the Guarantor or a Designated Officer;

(c)                                  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate on behalf of the Guarantor signed by the chief financial officer or the chief accounting officer of the Guarantor or a Designated Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating whether the Guarantor was in compliance with Section 5.09;

(d)                                 within five Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of the Guarantor signed by a Responsible Officer of the Guarantor or a Designated Officer setting forth, in reasonable detail, the nature thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

(e)                                  promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and proxy statements which the Guarantor or the Borrower shall have filed with the SEC;

(f)                                    promptly upon any Responsible Officer obtaining knowledge of the commencement of any Reportable Action, a certificate on behalf of the Guarantor specifying the nature of such Reportable Action and what action the Guarantor is taking or proposes to take with respect thereto;

(g)                                 promptly, such other information as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request to comply with and/or administer any “know your customer” or other customer identification related policies and procedures required under applicable laws and regulations; and

(h)                                 from time to time, upon reasonable notice, such other information regarding the financial position or business of the Guarantor and its Subsidiaries, or compliance with the terms of this Agreement, as any Lender through the Administrative Agent may reasonably request.

Information required to be delivered pursuant to subsections (a), (b) or (e) above shall be deemed to have been delivered on the date (i) on which the Guarantor posts such documents, or provides a link thereto, on the Guarantor’s website on the Internet at www.tyco.com (or such other website as the Guarantor may designate in a writing delivered to the Administrative Agent) or at www.sec.gov or (ii) on which such documents are posted on the Guarantor’s behalf, or delivered to the Administrative Agent by the Guarantor, in accordance with Section 10.15.

Section 5.02                            Existence; Conduct of Business.  The Guarantor will:

(a)                                  not engage in any material business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto; and

(b)                                 preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect, (i) its respective legal existence and (ii) its respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless, in the case of either the failure of the Guarantor to comply with subclause (b)(ii) of this Section 5.02 or the failure of a Significant Subsidiary to comply with clause (b) of this Section 5.02, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

(c)                                  preserve and keep in full force and effect, and will cause the Borrower to preserve and keep in full force and effect, in the case of the Guarantor, its legal existence as a Swiss company and, in the case of the Borrower, its legal existence as a Luxembourg company; provided that this provision will not prohibit any change in jurisdiction of legal existence of the Borrower or the Guarantor to a jurisdiction that would be permitted with respect to a Successor of the Borrower or the Guarantor, as applicable, under Section 5.08(a), subject to delivery of (i) a certificate of a Responsible Officer of the relevant Obligor stating that, immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (ii) an opinion (reasonably satisfactory to the Administrative Agent) as to such matters as the Administrative Agent shall reasonably request, including, to the extent requested, the matters set forth in the opinions delivered on the Effective Date.

provided that nothing in this Section 5.02 shall prohibit any transaction permitted by Section 5.08.

Section 5.03                            Maintenance of Properties; Insurance.  Each Obligor will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by and commercially available to companies engaged in the same or similar businesses operating in the same or similar locations, except in the case of each of clause (a) and (b) to the extent that the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

Section 5.04                            Books and Records; Inspection Rights.  Each Obligor will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements of the Guarantor that fairly present its business transactions and activities can be properly prepared in accordance with GAAP.  Each Obligor will, and will cause each Significant Subsidiary to, permit any representatives designated by the Administrative Agent or by any Lender through the Administrative Agent, upon reasonable prior notice, at all reasonable times and as and to the extent permitted by applicable law and regulation, and (except when a Default shall have occurred and be continuing) at the Administrative Agent’s or such Lender’s expense, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances, accounts and condition with its officers, employees (in the presence of its officers) and independent accountants (in the presence of its officers); provided that (a) such designated representatives shall be reasonably acceptable to the Borrower, shall agree to any reasonable confidentiality obligations proposed by the Borrower and shall follow the guidelines and procedures generally imposed upon like visitors to Borrower’s facilities; and (b) unless a Default shall have occurred and be continuing, such visits and inspections shall occur not more than once in any fiscal year.

Section 5.05                            Compliance with Laws.  Each Obligor will, and will cause each Significant Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to result in a Material Adverse Effect.

Section 5.06                            Use of Proceeds.  The proceeds of each Borrowing made under this Agreement will be used by the Borrower for general corporate purposes.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.07                            Liens.  The Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)                                  any Lien existing on any asset on the Closing Date;

(b)                                 any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Guarantor or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease (or incurred under an operating lease that is later re-characterized as a capital lease)) incurred or assumed by the Guarantor or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; provided that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by the Guarantor or a Subsidiary, other than assets so acquired, constructed or improved;

(c)                                  any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into the Guarantor or a Subsidiary which Lien was not created in contemplation of such event;

(d)                                 any Lien existing on any asset at the time of acquisition thereof by the Guarantor or a Subsidiary, which Lien was not created in contemplation of such acquisition;

(e)                                  any Lien arising out of the Refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (d) of this Section 5.07; provided that the principal amount of Debt is not increased (except as grossed-up for the customary fees and expenses incurred in connection with such Refinancing and except as a result of the capitalization or accretion of interest) and is not secured by any additional assets, except as provided in the last sentence of this Section 5.07;

(f)                                    any Lien to secure Intercompany Debt;

(g)                                 sales of accounts receivable or promissory notes to factors or other third parties in the ordinary course of business for purposes of collection;

(h)                                 any Lien in favor of any country or any political subdivision of any country (or any department, agency or instrumentality thereof) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

(i)                                     Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(j)                                     any Lien securing only Nonrecourse Debt;

(k)                                  Liens incurred and pledges or deposits in the ordinary course of business in connection with workers’ compensation, old age pensions, unemployment insurance or other social security legislation, other than any Lien imposed by ERISA;

(l)                                     Liens created pursuant to a Permitted Securitization Transactions;

(m)                               Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Guarantor or a Subsidiary whose property is subject thereto in good faith by appropriate proceedings as to which adequate reserves are being maintained;

(n)                                 Liens securing judgments that have not resulted in the occurrence of an Event of Default under clause (k) of Article VI in an aggregate principal amount at any time outstanding not to exceed $100,000,000; and

(o)                                 Liens not otherwise permitted by the foregoing clauses (a) through (n) of this Section 5.07 securing Debt or other obligations (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to 7.5% of Consolidated Tangible Assets at such time.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 5.07 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a), (b), (d), (e) (but only with respect to the Refinancing of Debt secured by a Lien permitted pursuant to subsections (a), (b) or (d)) or (f) of this Section 5.07, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

Section 5.08                            Fundamental Changes.  No Obligor will consolidate, amalgamate or merge with or into any other Person or sell, lease or otherwise transfer all or substantially all of the Consolidated assets to any other Person, unless:

(a)                                  such Obligor is the surviving corporation, or the Person (if other than such Obligor) formed by such consolidation or amalgamation or into which such Obligor is merged or amalgamated, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of such Obligor (any such Person, the “Successor”), shall be organized and existing under the laws of (i) in the case of a Successor to the Borrower, Luxembourg, the Netherlands, Switzerland, Bermuda, Ireland or the United States, any state thereof or the District of Columbia, or (ii) in the case of a Successor to the Guarantor, Switzerland, Bermuda, Ireland, Luxembourg, the Netherlands or the United States, any state thereof or the District of Columbia, and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each of the Lenders, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and the performance of the other obligations under this Agreement and the other Loan Documents on the part of such Obligor to be performed or observed, as fully as if such Successor were originally named as such Obligor in this Agreement or such other Loan Document;

(b)                                 immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)                                  such Obligor has delivered to the Administrative Agent a certificate on behalf of such Obligor signed by one of its Responsible Officers and an opinion of counsel reasonably satisfactory to the Administrative Agent, each stating that all conditions provided in this Section 5.08 relating to such transaction have been satisfied and, with respect to the opinion, as to such matters as the Administrative Agent shall reasonably request, including, to the extent requested, the matters set forth in the opinions delivered on the Effective Date.

Upon the satisfaction (or waiver) of the conditions set forth in this Section 5.08, a Successor to the Borrower or the Guarantor shall succeed, and may exercise every right and power of, the Borrower or the Guarantor under this Agreement and the other Loan Documents with the same effect as if such Successor had been originally named as the Borrower or the Guarantor herein, and the Borrower or the Guarantor, as the case may be, shall be relieved of and released from its obligations under this Agreement and the other Loan Documents.

Section 5.09                            Financial Covenant.  The Guarantor will not permit at any time the ratio of (x) Consolidated Total Debt at such time to (y) Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of the Guarantor to exceed 3.50 to 1.00.

Section 5.10                            Limitation on Restrictions on Subsidiary Dividends and Other Distributions.  The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary, other than the Borrower, to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Guarantor or any Subsidiary, or pay any Debt owed by any Subsidiary to the Guarantor or any Subsidiary that is a direct or indirect parent of such former Subsidiary, (b) make loans or advances to the Guarantor or any Subsidiary that is a direct or indirect parent of such former Subsidiary or (c) transfer any of its properties or assets to the Guarantor or any such Subsidiary that is a direct or indirect parent of such former Subsidiary (or, solely in the case of clause (xii) hereof, any other Consolidated Person in respect of such Nonrecourse Debt), except for such encumbrances or restrictions existing under or by reason of:

(i)                                     applicable laws and regulations, judgments and orders and other legal requirements, agreements with non-U.S. governments with respect to assets or businesses located in their jurisdiction, or condemnation or eminent domain proceedings;

(ii)                                  this Agreement and any other agreement or instrument governing Debt containing only such encumbrances and/or restrictions that are on terms substantially similar in all material respects to, and in no event more restrictive than, any such encumbrances and/or restrictions under this Agreement;

(iii)                               (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor or a Subsidiary, (B) customary restrictions imposed on the transfer of trademarked, copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder or (C) customary provisions restricting the assignment of contracts entered into in the ordinary course of business;

(iv)                              provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on the date hereof;

(vi)                              provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into the Guarantor or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person’s assets to the Guarantor or a Subsidiary, or (C) otherwise becomes a Subsidiary; provided that in the case of clause (A), (B) or (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction;

(vii)                           provisions contained in Refinancings, so long as such provisions are, in the good faith determination of the Guarantor’s board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced;

(viii)                        provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor;

(ix)                                any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets; provided that such sale or disposition otherwise complies with this Agreement;

(x)                                   the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the “Indebted Subsidiary”) to the Guarantor or any other Subsidiary, to any other Debt of such Indebted Subsidiary; provided that (A) such Debt is permitted under this Agreement; and (B) the Guarantor’s board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect;

(xi)                                provisions governing Preferred Stock issued by a Subsidiary or Debt issued or incurred by a Subsidiary that is owed to the Guarantor or another Subsidiary;

(xii)                             provisions contained in instruments or agreements evidencing or governing (A) Nonrecourse Debt or (B) other Debt of a Subsidiary incurred to finance the acquisition or construction of fixed or capital assets to the extent, in the case of sub-clause (B), such instrument or agreement prohibits transfers of the assets financed with such Debt; and

(xiii)                          provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xii) of this Section 5.10; provided that the aggregate investment of the Guarantor in all such Subsidiaries (determined in accordance with GAAP) shall at no time exceed the greater of (a) $300,000,000 and (b) 3% of Consolidated Tangible Assets.

The provisions of this Section 5.10 shall not prohibit (x) Liens not prohibited by Section 5.07 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary; provided that such Debt is otherwise permitted by this Agreement.

Section 5.11                            Transactions with Affiliates.  The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of Stock or indebtedness, by loan, advance, transfer of property, Guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, “Affiliate Transactions”); provided, however, that the foregoing provisions of this Section 5.11 shall not prohibit the Guarantor or any of its Subsidiaries from:

(i)                             engaging in any Affiliate Transaction between or among (A) the Guarantor and any Subsidiary or Subsidiaries or (B) two or more Subsidiaries;

(ii)                          declaring or paying any dividends and distributions on any shares of the Guarantor’s Stock, including any dividend or distribution payable in shares of the Guarantor’s Stock or Stock Equivalents;

(iii)                       making any payments on account of the purchase, redemption, retirement or acquisition of (A) any shares of the Guarantor’s Stock or (B) any option, warrant or other right to acquire shares of the Guarantor’s Stock, including any payment payable in shares of the Guarantor’s Stock or Stock Equivalents;

(iv)                      declaring or paying any dividends or distributions on Stock of any Subsidiary held by the Guarantor or another Subsidiary;

(v)                         making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor or such Subsidiary as the terms and conditions which the Guarantor would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time;

(vi)                      making payments of principal, interest and premium on any Debt of the Guarantor or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to the Guarantor or such Subsidiary as the terms which the Guarantor would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate;

(vii)                   participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Guarantor or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

(viii)                paying or granting reasonable compensation, indemnities, reimbursements and benefits to any director, officer, employee or agent of the Guarantor or any Subsidiary;

(ix)                        engaging in any Affiliate Transaction not otherwise addressed in subsections (i) through (ix) of this Section 5.11, the terms of which are not less favorable to the Guarantor or such Subsidiary than those that the Guarantor or such Subsidiary would reasonably expect to be obtained in a comparable transaction at such time with a Person which is not an Affiliate; or

(x)                           engaging in any Affiliate Transaction in connection with the consummation of the 2012 Separation Transactions.

Section 5.12                            Subsidiary Guarantors.  The Guarantor will cause each Subsidiary that now or hereafter guarantees any Material Debt of the Borrower for or in respect of borrowed money (other than Debt of the Borrower to any other Subsidiary) to promptly thereafter (and in any event within 30 days of executing the Guarantee) (a) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Subsidiary Guaranty and (b) deliver to the Administrative Agent documents of the types referred to in Section 4.01(d) and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Subsidiary Guaranty of such Subsidiary), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Section 5.13                            Subsidiary Debt.  The Guarantor will not at any time permit the aggregate outstanding principal amount of Debt of its Consolidated Subsidiaries (for the avoidance of doubt, not including Intercompany Debt) to exceed an amount equal to $350,000,000; provided that, for purposes of this Section 5.13, “Debt” shall not include (a) Permitted Acquired Debt of any Consolidated Subsidiary, (b) Debt of the Borrower or any Subsidiary Guarantor or (c) obligations under any Permitted Securitization Transaction, to the extent otherwise constituting Debt.

ARTICLE VI

Events of Default

Section 6.01                            Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)                                  the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Guarantor or any Subsidiary in or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)                                 either Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.06, 5.07, 5.08, 5.10, 5.11, 5.12 or 5.13, and such failure shall not be remedied within five Business Days after any Responsible Officer obtains knowledge thereof or (ii) Section Section 5.01(d), 5.02(b)(i) (solely with respect to the Borrower) or 5.09;

(e)                                  either Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the other Loan Documents (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Guarantor (which notice will be given at the request of any Lender);

(f)                                    the Guarantor or any Subsidiary shall fail to make any payment in respect of any Material Debt, when and as the same shall become due and payable, and such failure shall continue beyond any applicable grace period (but in any event, in the case of interest, fees or other amounts other than principal, for a period of at least five Business Days);

(g)                                 any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, (ii) any conversion, repurchase or redemption of any Material Debt scheduled by the terms thereof to occur on a particular date, any conversion of any Material Debt initiated by a holder thereof pursuant to the terms thereof or any optional prepayment, repurchase or redemption of any Material Debt, in each case not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Guarantor or any Subsidiary or (iii) any repurchase or redemption of any Material Debt pursuant to any put option exercised by the holder of such Material Debt; provided that such put option is exercisable at times specified in the terms of the Material Debt and not by its terms solely as a result of any contingent event or condition related to the creditworthiness, financial performance or financial condition of the Guarantor or the applicable Subsidiaries;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding up, reorganization or other relief in respect of the Guarantor or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect (“Debtor Relief Law”) or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or any Significant Subsidiary or for a substantial part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Guarantor or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding up, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor or any Significant Subsidiary or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                     the Guarantor or any Significant Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                  one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage or indemnification) shall be rendered against the Guarantor or any Subsidiary or any combination thereof and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

(l)                                     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)                               (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40% or more of the outstanding shares of common stock of the Guarantor; or (ii) on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of the Guarantor shall no longer be composed of individuals (A) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (B) whose election or nomination to said board of directors was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of said board of directors;

(n)                                 any Loan Document shall cease to be valid and enforceable against any Obligor or Subsidiary Guarantor party thereto (except for the termination of a Subsidiary Guaranty in accordance with its terms), or any Obligor or Subsidiary Guarantor shall so assert in writing; or

(o)                                 the Borrower (or any permitted Successor pursuant to Section 5.08) shall cease to be a Wholly-Owned Consolidated Subsidiary of the Guarantor;

then, in every such event (other than an event described in clause (h) or (i) of this Section with respect to the Borrower or the Guarantor) and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (x) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (y) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, and thereupon the principal amount of all such outstanding Loans together with all such interest and other amounts so declared to be due and payable shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors; and in case of any event described in clause (h) or (i) of this Section with respect to the Borrower or the Guarantor, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under any Loan Document, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors.

ARTICLE VII

The Administrative Agent

Section 7.01                            Appointment and Authority.  Each Lender hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor the Guarantor shall have rights as a third-party beneficiary of any of such provisions.

Section 7.02                            Administrative Agent Individually.  (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03                            Duties of Administrative Agent; Exculpatory Provisions.  (a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature, and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(a)                                  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02(b) or 6.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until the Borrower or any Lender shall have given notice to the Administrative Agent describing such Default or Event of Default.

(b)                                 Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, any other Loan Document or the Information Memorandum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(c)                                  Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender, and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Section 7.04                            Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan, and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Guarantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05                            Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VII and Section 10.03 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 7.06                            Resignation or Removal of Administrative Agent.

(a)                                  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be (i) a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York and (ii) subject to the approval of the Borrower so long as no Default or Event of Default shall have occurred and be continuing (such approval not to be unreasonably withhold or delayed).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such

Person as Administrative Agent and appoint a successor, which appointment shall be subject to the approval of the Borrower so long as no Default or Event of Default shall have occurred and be continuing (such approval not to be unreasonably withheld or delayed).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 1 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 7.07                            Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 7.08                            Termination of Subsidiary Guaranty.  The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under such Subsidiary Guarantor’s Subsidiary Guaranty (i) if such Person ceases to exist or to be a Subsidiary (or substantially contemporaneously with such release will cease to exist or to be a Subsidiary), in each case as a result of a transaction permitted hereunder or (ii) otherwise in accordance with Section 4.06(b) of the relevant Subsidiary Guaranty and, in the case of ADT, Section 10.17 hereof.

Section 7.09                            No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners or Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender hereunder.

ARTICLE VIII

Guarantee

Section 8.01                            The Guarantee.  The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment when due (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise) of the principal of and interest on the Loans, the Notes and all other amounts whatsoever at any time or from time to time payable or becoming payable under this Agreement or the other Loan Documents.  This is a continuing guarantee and a guarantee of payment and not merely of collection.  Upon failure by the Borrower to pay punctually any such amount when due as aforesaid, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 8.02                            Guarantee Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time, by:

(a)                                  any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document, by operation of law or otherwise;

(b)                                 any modification or amendment of or supplement to any Loan Document;

(c)                                  any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any Loan Document;

(d)                                 any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Guarantor or the Borrower contained in any Loan Document;

(e)                                  the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)                                    any invalidity or unenforceability relating to or against the Borrower for any reason of any Loan Document, or any provision of applicable law or regulation of any jurisdiction purporting to prohibit the payment by the Borrower, in the currency and funds and at the time and place specified herein, of any amount payable by it under any Loan Document; or

(g)                                 any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Lender or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge or defense of a guarantor or surety.

Section 8.03                            Discharge Only upon Payment in Full; Reimbursement in Certain Circumstances.  The guarantee and other agreements in this Article VIII shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, the Notes and all other amounts whatsoever payable by the Borrower under any Loan Document shall have been finally paid in full.  If at any time any payment of any such amount payable by the Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 8.04                            Waiver by the Guarantor.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

Section 8.05                            Subrogation.  Upon making any payment hereunder with respect to the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Borrower under any Loan Document have been paid in full and the Commitments have been terminated.

Section 8.06                            Stay of Acceleration.  In the event that acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Required Lenders.

ARTICLE IX

Yield Protection, Illegality and Taxes

Section 9.01                            Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period (together with any amounts payable pursuant to Section 9.03 or 9.05) will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.  In the case of clause (b) above, during any such period of suspension each Lender shall, from time to time upon request from the Borrower, certify its cost of funds for each Interest Period to the Borrower and the Administrative Agent as soon as practicable (but in any event not later than 10 Business Days after any such request).

Section 9.02                            Illegality.  Notwithstanding any other provision of any Loan Document, if any Lender shall notify the Administrative Agent (and provide to the Borrower an opinion of counsel to the effect) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its lending office for Eurodollar Borrowings to perform its obligations hereunder to make Eurodollar Loans or to fund or maintain Eurodollar Loans hereunder, (i) each Eurodollar Loan of such Lender will automatically, upon such demand, convert into an ABR Loan that bears interest at the rate set forth in Section 2.12(a); and (ii) the obligation of such Lender to make or continue, or to convert ABR Loans into, Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and such Lender that the circumstances causing such suspension no longer exist and such Lender shall make the ABR Loans in the amount and on the dates that it would have been requested to make Eurodollar Loans had no such suspension been in effect.

Section 9.03                            Increased Costs.

(a)                                  If any Change in Law shall:

(i)                             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)                          impose on any Lender or the London interbank market any other condition, cost or expense affecting any Loan Document or Eurodollar Loans made by such Lender;

and the result of any of the foregoing has been to increase the cost to such Lender of making, continuing, converting into or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) (excluding any such increased costs or reduction in amount resulting from Taxes or Other Taxes, as to which Section 9.05 shall govern, or resulting from reserve commitments contemplated by Section 9.03(c)), then from time to time within 30 days of written demand therefor (subject to Section 9.06) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 If any Lender determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of any Loan Document or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time within 30 days of written demand therefor (subject to Section 9.06) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  At any time that any Lender is required to establish or maintain reserves in respect of its Eurodollar Loans under FRB Regulation D, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on a Eurodollar Loan made by such Lender, additional interest on such Eurodollar Loan at a rate per annum determined by such Lender be sufficient to compensate it for the cost to it of maintaining, or the reduction in its total return in respect of, such Eurodollar Loan, up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the Eurodollar Reserve Percentage, over (ii) the applicable LIBO Rate.  Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Loans of such Lender shall be payable to such Lender at the time and place indicated at which interest otherwise is payable on such Eurodollar Loan, with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Loans of the amount then due it under this Section.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 9.04                            Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any oral or written notice given pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 10.04(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss or expense arising from the redeployment of funds obtained by it to maintain such Eurodollar Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits) within 10 days of written demand therefor (subject to Section 9.06).

Section 9.05                            Taxes.

(a)                                  Any and all payments by or on account of any obligation of the Borrower or the Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or the Guarantor, as the case may be, shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or applicable Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been required; (ii) the Borrower or the Guarantor, as the case may be, shall make such deductions; and (iii) the Borrower or the Guarantor, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law without duplication with any obligation to pay Other Taxes to a Governmental Authority under Section 9.05(a).

(c)                                  The Borrower shall pay and indemnify, defend and hold harmless the Administrative Agent and each Lender, within 30 days after written demand therefor (subject to Section 9.06), for the full amount of any Indemnified Taxes or Other Taxes required to be paid by the Administrative Agent and/or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes to a Governmental Authority by the Administrative Agent or such Lender, the Administrative Agent or such Lender, as the case may be, shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Borrower.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)                                    If the Administrative Agent or a Lender determines, in its good faith judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 9.05, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 9.05 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g)                                 If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 9.06                            Matters Applicable to all Requests for Compensation.  If any Lender or the Administrative Agent is claiming compensation under Section 9.03, 9.04 or 9.05, it shall deliver to the Administrative Agent, who shall deliver to the Borrower contemporaneously with the demand for payment, a certificate setting forth in reasonable detail the calculation of any additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts and such certificate shall be conclusive and binding on all parties hereto in the absence of manifest error.  In determining such amount, such Lender or the Administrative Agent may use any reasonable averaging and attribution methods.  In any such certificate claiming compensation under Section 9.03(b), such Lender shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 9.07                            Mitigation Obligations.  If any Lender requests compensation under Section 9.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.05, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.03 or 9.05, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE X

Miscellaneous

Section 10.01                     Notices.  (a) All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i)                             if to the Borrower

Tyco International Finance S.A.
17, bd Grande-Duchesse Charlotte
L-1331, Luxembourg
Attention:  Peter Schieser, Managing Director
Fax:  +41 52 633 0299
E-mail:  pschieser@tyco.com

with a copy to:

Tyco International Management Company
9 Roszel Rd.
Princeton, NJ  08540
Attention:  General Counsel
Fax:  609-720-4326;

(ii)                          if to the Guarantor

Tyco International Ltd.
Freier Platz 10

CH-8200 Schaffhausen
Switzerland
Attention:  Executive Vice President and General Counsel
Fax:  +41 52 633 0299;

(iii)                       if to the Administrative Agent, to its applicable address (or facsimile number or e-mail address) set forth on Schedule 10.01; and

(iv)                      if to any other Lender, to its applicable address (or facsimile number or e-mail address) set forth in its Administrative Questionnaire.

or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(b)                                 Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(c)                                  Notices and other communications to the Lenders may be delivered or furnished by Approved Electronic Communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,  provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, has notified the Administrative Agent that it is incapable of receiving notices under such Article by Approved Electronic Communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)                                 Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 10.02                     Waivers; Amendments.

(a)                                  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor the Notes or any Subsidiary Guaranty or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors, the Subsidiary Guarantors (to the extent applicable) and the Required Lenders or by the Obligors, the Subsidiary Guarantors (to the extent applicable) and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv)  change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the consent of each Lender, (v) release the Guarantor from its obligations under Article VIII or any Subsidiary Guarantor which is a Significant Subsidiary (other than any release of (x) a Subsidiary Guarantor in accordance with Section 7.08 or (y) ADT on the ADT Guaranty Release Date in accordance with Section 10.17) from its obligations under its Subsidiary Guaranty, without the written consent of each Lender or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent under any Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing provisions of this Section 10.02(b), to the extent that the Borrower or any of its Affiliates shall have acquired Commitments or Loans, the consent of the Borrower or any of its Affiliates (solely in its capacity as Lender) otherwise required under this Section 10.02(b) for any waiver, amendment or modification shall not be required.

Section 10.03                     Expenses; Indemnity; Damage Waiver.

(a)                                  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) while a Default has occurred and is continuing, all out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including reasonable fees, charges and disbursements of counsel in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring negotiations in respect of such Loans.

(b)                                 The Borrower shall indemnify the Administrative Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding (whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or such claim, litigation, investigation or proceeding is brought by any Obligor or any of their respective Subsidiaries or their respective Related Parties or any Indemnitee) relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder (including in connection with the marketing and syndication of the credit facility provided herein) or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Guarantor or any of its Subsidiaries, or any Environmental Liability related in any way to the Guarantor or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have (A) resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and nonappealable judgment or (B) resulted from a dispute solely among the Lenders (and not against the Lead Arrangers or the Administrative Agent in their respective capacities as such) that does not arise from any act, request or omission by any Obligor or Subsidiary Guarantor or any Obligor’s or Subsidiary Guarantor’s breach of its obligations under any Loan Document or applicable law.  If any claim, litigation, investigation or proceeding is asserted against any Indemnitee, such Indemnitee shall, to the extent permitted by applicable law or regulation in the opinion of its counsel, notify the Borrower as soon as reasonably practicable, but the failure to so promptly notify the Borrower shall not affect the Borrower’s obligations under this Section unless such failure materially prejudices the Borrower’s right to participate in the contest of such claim, litigation, investigation or proceeding, as hereinafter provided.  If requested by the Borrower in writing, such Indemnitee shall make reasonable good faith efforts to contest such claim, litigation, investigation or proceeding (subject to reimbursement by Borrower of any expenses and out-of-pocket costs incurred in connection therewith) and, except to the extent prohibited by applicable law or regulations or as would otherwise be unreasonable in the circumstances or contrary to the internal policies of the Indemnitee as generally applied, shall permit the Borrower to participate in such contest.  Any Indemnitee that proposes to settle or compromise any claim, litigation, investigation or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent (not to be unreasonably withheld).  This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claims.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such, or against any Related Party acting for the Administrative Agent in connection with such capacity.

(d)                                 To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through the Approved Electronic Platform in connection with this Agreement or the other Loan Documents or the Transactions that are intercepted by such persons.

(e)                                  All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor.

Section 10.04                     Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as contemplated by Section 5.08, neither the Guarantor nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Guarantor or the Borrower without such consent shall be null and void); and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)                                     Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                              the Borrower; provided that (x) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VI has occurred and is continuing, any other Person (other than a natural person) and (y) the Borrower shall have deemed to have consented to an assignment unless it has objected within 20 Business Days following notice of such assignment; and

(B)                                the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender;

provided that no such assignment will be made to any (x) Defaulting Lender or any of its subsidiaries or Affiliates or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause, (y) Obligor, its Subsidiaries or any of their respective Related Parties and (z) natural Person.

(ii)                          Assignments shall be subject to the following additional conditions:

(A)                              except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment, and the amount of the Commitment or Loans of the assigning Lender remaining after each such assignment (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), in each case shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VI has occurred and is continuing;

(B)                                each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                                the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (other than in the case of an assignment to an Affiliate of a Lender), which fee may be waived by the Administrative Agent in its discretion; provided that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to any Lender and its Affiliates; and

(D)                               in the case of a proposed assignment to a non-U.S. Affiliate of a Lender, for which the Borrower’s consent is not required, the assigning Lender shall provide three Business Days’ written notice to the Borrower of such proposed assignment.

(iii)                       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.03, 9.04, 9.05 and 10.03 with respect to facts and circumstances occurring prior to the date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, and the Note theretofore held by the assignor Lender shall be returned to the Borrower in exchange for a new Note, payable to the assignee Lender and reflecting its retained interest (if any) hereunder.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                      The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section, a completed Administrative Questionnaire and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)                      In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)                                  (i)                                     Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or subsidiaries) (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to clause (ii) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.03, 9.04 and 9.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Lender shall be entitled to exercise rights under Section 10.08 with respect to deposits held by or obligations owing by any Participant in such Lender’s Loans or Commitments; provided that, for the avoidance of doubt, such exercise shall be subject to the obligations of such Lender under Section 2.13(c).

(ii)                          A Participant shall not be entitled to receive any greater payment under Sections 9.03 or 9.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 9.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 9.05(e) and Section 9.05(g) as though it were a Lender.

(iii)                       Each Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, keep a record of all participations granted by it in the Loans, Commitments or other obligations under this Agreement, including the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans (the “Participant Register”) provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  If (i) any Lender requests compensation under Section 9.03, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.05, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender refuses to consent to any amendment or waiver under this Agreement which pursuant to the terms of Section 10.02 requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained above in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and (y) in the case of any such assignment resulting from a claim for compensation under Section 9.03 or payments required to be made pursuant to Section 9.05, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f)                                    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 9.03); (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable; and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (x) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (y) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

Section 10.05                     Survival.  All covenants, agreements, representations and warranties made by the Obligors herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 9.03, 9.04, 9.05 and 10.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

Section 10.06                     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.  In the event of any conflict between the provisions of this Agreement and those of any other

Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07                     Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby; and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.08                     Right of Setoff.  If an Event of Default shall have occurred and be continuing, upon the making of the request, or the granting of the consent, if required under Article VI to authorize the Administrative Agent to declare the Loans due and payable, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower or the Guarantor now or hereafter existing under this Agreement or the other Loan Documents to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or the Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender exercises any such right of setoff, the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09                     Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                  This Agreement, the other Loan Documents and the Notes, and any claims, controversy, dispute, cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the other Loan Documents (except, in the case of any other Loan Document as expressly set forth therein) and the Transactions shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                                 Each Obligor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or in equity, whether in contract, tort or otherwise against the Administrative Agent, any Lender or any of their respective Related Parties in any way relating to this Agreement or the other Loan Documents or the Transactions in any forum other than the courts of the State of New York sitting in New York county and the United States District Court of the Southern District of New York and each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive (as to Obligor only) jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Obligors or their respective properties in the courts of any jurisdiction.

(c)                                  Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each Obligor hereby irrevocably designates and appoints CT Corporation System, having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (b) hereof in any Federal or New York State court sitting in New York City.  Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent.  If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

(e)                                  Each Lender and the Administrative Agent irrevocably consents to service of process in the manner provided for notices in Section 10.01.

(f)                                    Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10                     Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11                     Waiver of Immunities.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH OBLIGOR AGREES THAT THE WAIVERS SET FORTH ABOVE SHALL BE TO THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

Section 10.12                     Judgment Currency.  If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement or any other Loan Document is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement or any other Loan Document, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall.  For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

Section 10.13                     Headings.  Article and Section headings and the Table of Contents used herein and in the other Loan Documents are for convenience of reference only, are not part of this Agreement or any other Loan Document and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Loan Document.

Section 10.14                     Confidentiality.  Each of the Administrative Agent and the Lenders shall maintain the confidentiality of the Information (as defined below) and shall not use the Information except for purposes relating directly to this Agreement, the other Loan Documents and the Transactions, except that Information may be disclosed by each of the Administrative Agent and the Lenders (a) to its Affiliates and its and its Affiliates’ directors, officers, managers, administrators, trustees, partners, advisors, employees and agents whom it determines need to know such Information in connection with matters relating directly to this Agreement, the other Loan Documents and the Transactions, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Administrative Agent or the applicable Lenders shall be responsible for direct damages arising from the breach of this Section by any such Person to whom it disclosed such Information), (b) to the extent requested by any governmental authority or regulatory agency (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided that in the case of any intended disclosure under this clause (c), the recipient thereof shall (unless otherwise required by applicable law), to the extent practicable, give the Guarantor not less than five Business Days’ prior notice (or such shorter period as may, in the good faith discretion of the recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Information involved and stating such recipient’s intention to disclose such Information (including the manner and extent of such disclosure) in order to allow the Guarantor an opportunity to seek an appropriate protective order, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement in writing to be bound by the provisions of this Section (and of which the Guarantor shall be a third party beneficiary) or in the case of a repurchase arrangement (“repo transaction”) subject to an arrangement to be bound by provisions at least as restrictive as this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document or (ii) any actual or prospective counterparty (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are made by reference to the Borrower or the Guarantor and its obligations, this Agreement or payments hereunder, (iii) any rating agency or (iv) the CUSIP Service Bureau or any similar organization, (g) with the written consent of the Borrower referencing this Section 10.14, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or a breach of another confidentiality agreement to which the Administrative Agent or such Lender is a party or any other legal obligation of the Administrative Agent or such Lender or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from or on behalf of any Obligor or Subsidiary Guarantor relating to any Obligor or any Subsidiary Guarantor or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Obligor or any Subsidiary Guarantor from a source which is not, to the actual knowledge of the recipient, prohibited from disclosing such information by a confidentiality agreement or other legal or fiduciary obligation to the Obligors or Subsidiary Guarantors, including any such information delivered to the Administrative Agent or any Lender which is marked “PUBLIC” or deemed to be public pursuant to Section 10.16.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has taken normal and reasonable precautions and exercised due care to maintain the confidentiality of such Information.  In addition to other remedies, the Obligors shall be entitled to seek specific performance and injunctive and other equitable relief for breach of this Section 10.14.

Section 10.15                     Posting of Approved Electronic Communications.

(a)                                  Each of the Lenders and each Obligor agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on Debtdomain or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)                                 Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a user ID/password authorization system) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each Obligor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and each Obligor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)                                  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM, AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR

ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OTHER MEMBER OF THE AGENT’S GROUP IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d)                                 Each of the Lenders and each Obligor agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 10.16                     Treatment of Information.

(a)                                  Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Obligors or their securities (“Restricting Information”).  Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information.  Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person.  Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Lender, by participating in any conversations or other interactions with a Lender or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Lender may make to limit or to not limit its access to Restricting Information.  In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender has or has not limited its access to Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Obligor or Lender or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender.

(b)                                 Each Obligor agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lenders whether by posting to the Approved Electronic Platform or otherwise (other than (A) copies of any Form 10K, 10Q or 8K or other filing with the Securities and Exchange Commission or any other annual report, quarterly report or press release, each of which shall be assumed to contain only publicly available information, and (B) Communications excluded from the definition of Approved Electronic Communication, each of which the Administrative Agent shall be entitled to treat as set forth in subsection (iv)

below unless such Communication is marked “PUBLIC”) shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Communications “PUBLIC,” each Obligor shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 10.14) with respect to such Obligor or its securities for purposes of United States Federal and state securities laws; (iii) all Communications marked “PUBLIC” may be delivered to all Lenders and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.”  Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by an Obligor regarding whether a Communication contains or does not contain material non-public information with respect to any of the Obligors or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Obligor, any Lender or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender that may decide not to take access to Restricting Information.  Nothing in this Section 10.16 shall modify or limit a Lender’s obligations under Section 10.14 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c)                                  Each Lender acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information.  Accordingly, each Lender agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire.  Each Lender agrees to notify the Administrative Agent from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d)                                 Each Lender acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lenders generally.  Each Lender that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lenders may have access to Restricting Information that is not available to such electing Lender.  None of the Administrative Agent nor any Lender with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender or to use such Restricting Information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e)                                  The provisions of the foregoing clauses of this Section 10.16 are designed to assist the Administrative Agent, the Lenders and the Obligors, in complying with their respective contractual obligations and applicable law in circumstances where certain Lenders express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender hereunder or thereunder may contain Restricting Information.  Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties warrant or make any other statement to the effect that an Obligor’s or Lender’s adherence to such provisions will be sufficient to ensure compliance by such Obligor or Lender with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lenders and each Obligor assumes the risks associated therewith.

Section 10.17                     Release of ADT Subsidiary Guaranty.  On the ADT Guaranty Release Date, ADT shall automatically be released from, its Subsidiary Guaranty and all duties and obligations of ADT as set forth in this Agreement and such Subsidiary Guaranty, and each of the other terms and conditions applicable to ADT hereunder, or under its Subsidiary Guaranty shall automatically cease to apply to ADT.

Section 10.18                     USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Obligors in accordance with the Act.

Section 10.19                     No Fiduciary Duty.  The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Obligors, their stockholders and/or their Affiliates.  Each Obligor agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Obligor, its stockholders or its Affiliates, on the other.  Each Obligor acknowledges and agrees that (a) the Transactions (including the exercise of rights and remedies hereunder and under the other Loan Documents) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other; and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its Affiliates with respect to the Transactions (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters); and (ii) in connection with the Transactions, each Lender is acting solely as principal and not as agent or fiduciary of any Obligor, its management, stockholders or creditors.  Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the Transactions and the process leading thereto.  Each Obligor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Obligor, in connection with the Transactions or the process leading thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TYCO INTERNATIONAL FINANCE S.A.,
as Borrower

By:	/s/ Tyco International Finance S.A.
Name: Peter Schieser
Title: Managing Director

[Signature Page to Credit Agreement]

TYCO INTERNATIONAL LTD.,
as Guarantor

By:	/s/ Frank Sklarsky
Name: Frank Sklarsky
Title: Chief Financial Officer and
Executive Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A.,
as a Lender and as Administrative Agent

By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ George Hlentzes
Name: George Hlentzes
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Karl Studer	Stephan Brechtbuehl
Name: Karl Studer		Stephan Brechtbuehl
Title: Director		Assistant Vice President

[Signature Page to Credit Agreement]

BNP PARIBAS
as a Lender

By:	/s/ Rick Pace
Name: Rick Pace
Title: Managing Director

By:	/s/ Melissa Balley
Name: Melissa Balley
Title: Vice President

[Signature Page to Credit Agreement]

Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as a Lender

By:	/s/ Mathias Rosenthal
Name: Mathias Rosenthal
Title: Associate

By:	/s/ Michael Danna
Name: Michael Danna
Title: Executive Director

[Signature Page to Credit Agreement]

Barclays Bank PLC
as a Lender

By:	/s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

[Signature Page to Credit Agreement]

The Bank of New York Mellon,
as a Lender

By:	/s/ Jeffrey Dears
Name: Jeffrey Dears
Title: Vice President

[Signature Page to Credit Agreement]

WESTPAC BANKING CORPORATION,
as a Lender

By:	/s/ David Brumby
Name: David Brumby
Title: Executive Director
Westpac Americas

[Signature Page to Credit Agreement]

USB Loan Finance LLC
as a Lender

By:	/s/ Irja R. Otso
Name: Irja R. Otso
Title: Associate Director
Banking Projects Services, US

By:	/s/ David Urban
Name: David Urban
Title: Associate Director
Banking Products Services, US

[Signature Page to Credit Agreement]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ David Mahmood
Name: David Mahmood
Title: Managing Director

[Signature Page to Credit Agreement]

The Northern Trust Company
as a Lender

By:	/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Vice President

[Signature Page to Credit Agreement]

Deutsche Bank AG New York Branch.
as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Hans-Josef Thiele
Name: Hans-Josef Thiele
Title: Director

[Signature Page to Credit Agreement]

Morgan Stanley Bank, N.A.
as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Credit Agreement]

ING Bank N.V., Dublin Branch
as a Lender

By:	/s/ Shaun Hawley
Name: Shaun Hawley
Title: Vice President

By:	/s/ Aidan Neill
Name: Aidan Neill
Title: Director

[Signature Page to Credit Agreement]

Goldman Sachs Bank USA
as a Lender

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Signature Page to Credit Agreement

SCHEDULE 1.01

PRICING GRID

Level	Index Debt Rating	Facility Fee (bps)	Applicable Margin for Eurodollar Loans (bps)	Applicable Margin for ABR Loans (bps)
I	At least A+ by S&P or A1 by Moody’s	6.0	69.0	0
II	Less than Level I but at least A by S&P or A2 by Moody’s	8.0	79.5	0
III	Less than Level II but at least A- by S&P or A3 by Moody’s	10.0	90.0	0
IV	Less than Level III but at least BBB+ by S&P or Baa1 by Moody’s	12.5	100.0	10.0
V	Less that Level IV	17.5	120.0	20.0

The Facility Fee, Applicable Margin for Eurodollar Loans and ABR Loans shall be, at any time, the rate per annum set forth in the Pricing Grid opposite the Index Debt Rating of the Borrower by S&P and Moody’s; provided, however, that, if the S&P Rating and the Moody’s Rating fall within different levels, then the Facility Fee and the Applicable Margin for Eurodollar Loans and ABR Loans will be determined based on the higher rating and in the case of a multiple split rating, then the rating that is one level lower than the higher rating will apply.  If, at any time, a rating of the Borrower’s Index Debt is available from only one of or none of S&P, Moody’s or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Required Lenders (an “Approved Agency”), then the Facility Fee and the Applicable Margin for Eurodollar Loans and ABR Loans for each period commencing during the 30 days following the time there ceased to be at least two such ratings available shall be the Facility Fee and the Applicable Margin for Eurodollar Loans and ABR Loans in effect immediately prior to such cessation.  Thereafter, the rating to be used until ratings from at least two of S&P, Moody’s, or such other Approved Agency become available shall be as agreed between the Borrower and the Required Lenders, and the Borrower and the Required Lenders shall use good faith efforts to reach such agreement within such 30-day period; provided, however, that if no such agreement is reached within such 30-day period, then the Facility Fee and the Applicable Margin for Eurodollar Loans and ABR Loans thereafter, until such agreement is reached, shall be (a) if any such rating has become unavailable as a result of S&P, Moody’s or any other Approved Agency ceasing its business as a rating agency, the Facility Fee and the Applicable Margin for Eurodollar Loans and ABR Loans in effect immediately prior to such cessation; or (b) otherwise, the Facility Fee and the Applicable Margin for Eurodollar Loans and ABR Loans as set forth opposite the Index Debt Rating of Level II on the Pricing Grid.

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment

Citibank, N.A.	$96,000,000

Bank of America, N.A.	$96,000,000

JPMorgan Chase Bank, N.A.	$96,000,000

Barclays Bank PLC	$66,000,000

BNP Paribas	$66,000,000

Credit Suisse AG Cayman Islands Branch	$66,000,000

Goldman Sachs Bank USA	$66,000,000

Morgan Stanley Bank, N.A.	$66,000,000

UBS Loan Finance LLC	$66,000,000

Deutsche Bank AG New York Branch	$65,000,000

The Bank of New York Mellon	$50,000,000

Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$45,250,000

ING Bank N.V., Dublin Branch	$45,250,000

The Northern Trust Company	$45,250,000

Westpac Banking Corporation	$45,250,000

The Bank of Nova Scotia	$20,000,000

TOTAL	$1,000,000,000

SCHEDULE 5.09

Request Number	Applicant Segment	Actual Effective Date	Issuer Name	Beneficiary Classification
10918	Corporate 3rd - party (TEL)	9/29/1999	Tyco International Ltd	Landlord/Lessor
10953	Corporate 3rd - party (TEL)	1/9/2001	Tyco International Ltd	Landlord/Lessor
10986	Corporate 3rd - party (TEL)	6/12/2000	Tyco International Ltd	Landlord/Lessor
11008	Corporate 3rd - party (TEL)	9/13/2000	Tyco International Ltd	Landlord/Lessor
11192	Corporate 3rd - party (TEL)	12/20/2002	Tyco International Ltd	Government (Customer)
11237	Corporate 3rd - party (Others)		TYCO HOLDINGS (UK) LIMITED	#N/A
11247	Corporate 3rd - party (TEL)	3/25/2004	Tyco International Ltd	Government (Customer)
11248	Corporate 3rd - party (COV)	3/25/2004	Tyco International Ltd	Government (Customer)
11251	Corporate 3rd - party (TEL)	3/25/2004	Tyco International Ltd	Government (Customer)
11252	Corporate 3rd - party (COV)	3/25/2004	Tyco International Ltd	Government (Customer)
11253	Corporate 3rd - party (COV)	3/25/2004	Tyco International Ltd	Government (Customer)
11255	Corporate 3rd - party (TEL)	3/25/2004	Tyco International Ltd	Government (Customer)
11256	Corporate 3rd - party (COV)	3/25/2004	Tyco International Ltd	Government (Customer)

13233	Corporate 3rd - party (COV)	1/26/2006	Tyco International Group S.A	Landlord/Lessor
31337	Corporate 3rd - party (Others)		Tyco International Ltd	Bank/Financial Institution
31343	Corporate 3rd - party (TEL)		Tyco International Ltd	Landlord/Lessor
31344	Corporate 3rd - party (COV)		Tyco International Ltd	Mergers & Acquisitions/Divestitures Related
31346	Corporate 3rd - party (COV)		Tyco International Ltd	Landlord/Lessor
37993	Corporate 3rd - party (TEL)	11/11/2001	Tyco International Group S.A	Government (Customer)
38010	Corporate 3rd - party (COV)	12/20/2005	Tyco International Group S.A	Mergers & Acquisitions/Divestitures Related
38014	Corporate 3rd - party (TEL)	3/19/2002	Tyco International Ltd	Customer (Non-Goverment)
38016	Corporate 3rd - party (COV)	7/20/1998	Tyco International Ltd	Landlord/Lessor
38017	Corporate 3rd - party (TEL)	12/19/2000	Tyco International Ltd	Landlord/Lessor
38022	Corporate 3rd - party (TEL)	11/8/2000	Tyco International Ltd	Landlord/Lessor
38027	Corporate 3rd - party (TEL)	7/12/2001	Tyco International Ltd	Landlord/Lessor

Request Number	Actual Effective Date	Applicant Segment (Current)	Applicant Segment (ESTIMATED Post Spin)	Issuer Name	Beneficiary Classification
10777	2/22/1994	Tyco Fire Protection	REMAINCO; FLOW	Tyco International Ltd	Bank/Financial Institution

10801	10/29/1996	Flow Control	FLOW	Tyco International Ltd	Bank/Financial Institution
10862	2/5/1999	Flow Control	FLOW	Tyco International Ltd	Bank/Financial Institution
10889	6/16/1999	Corporate 3rd - party	FLOW	Tyco International Group S.A	Government (Customer)
10922	10/22/1999	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
10950	1/1/2000	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
10958	1/26/2000	Corporate 3rd - party	FLOW	Tyco International Ltd	Customer (Non-Goverment)
10964	3/20/2000	Corporate 3rd - party	FLOW	Tyco International Ltd	Customer (Non-Goverment)
10975	4/18/2000	Corporate 3rd - party	FLOW	Tyco International Ltd	Government (Customer)
10988	6/15/2000	Corporate 3rd - party	FLOW	Tyco International Ltd	Customer (Non-Goverment)
11004	9/1/2000	Corporate 3rd - party	FLOW	Tyco International Ltd	Government (Customer)
11054	2/1/2001	Corporate 3rd - party	FLOW	Tyco International Ltd	Government (Customer)
11098	8/28/2001	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
11108	10/22/2001	Flow Control	FLOW	Tyco International Ltd	Bank/Financial Institution
11123	12/13/2001	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
11133	2/1/2002	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
11145	4/10/2002	Flow Control	FLOW	Tyco International Group S.A	N/A
11186	11/25/2002	Flow Control	FLOW	Tyco International Finance S.A.	Government (Customer)
11195	1/20/2003	Flow Control	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
11199	4/3/2003	Corporate 3rd - party	FLOW	Tyco International Group S.A	Government (Customer)
11202	4/9/2003	Corporate 3rd - party	FLOW	Earth Tech, Inc. and Tyco International Group SA	Customer (Non-Goverment)
11205	5/19/2003	Corporate 3rd - party	FLOW	Tyco International Group S.A	Government (Customer)
11216	9/12/2003	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Landlord/Lessor

11224	11/20/2003	Corporate 3rd - party	FLOW	Tyco International Group S.A	Government (Customer)
11229	1/6/2004	Electrical & Metal Products	FLOW	Tyco International Group S.A	Landlord/Lessor
11280	11/11/2004	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Landlord/Lessor
11294	3/2/2005	Corporate 3rd - party	FLOW	Tyco International Ltd	Government (Regulatory body)
11298	3/10/2005	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
11303	4/8/2005	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
11304	4/14/2005	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Landlord/Lessor
11305	4/26/2005	Corporate 3rd - party	FLOW	Tyco International Group S.A	Government (Customer)
11306	5/26/2005	Corporate 3rd - party	FLOW	Tyco International Group S.A	Government (Customer)
11310	6/24/2005	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
23132	4/13/2007	Flow Control	FLOW	TYCO FLOW CONTROL HOLDING SA	N/A
24731	10/31/2006	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
24777	11/23/2006	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
31472	2/22/2007	Corporate 3rd - party	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
31754	5/7/2006	Flow Control	FLOW	Tyco International Group S.A	Customer (Non-Goverment)
32624	5/16/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
32718	5/16/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
32722	5/16/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
32723	5/16/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
33875	6/7/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
34535	6/29/2007	Corporate & Other	REMAINCO; FLOW	Tyco International Finance S.A.	Bank/Financial Institution
34536	6/29/2007	Corporate & Other	REMAINCO; FLOW; RESI	Tyco International Finance S.A.	Bank/Financial Institution

34566	6/28/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
34884	8/31/2007	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
34967	9/6/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Bank/Financial Institution
35301	9/20/2007	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
35474	6/29/2007	Corporate & Other	REMAINCO; FLOW; Corporate 3rd -party (Others)	Tyco International Ltd	Bank/Financial Institution
35709	10/10/2007	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Bank/Financial Institution
37944	3/3/2008	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
38023	8/21/1999	Flow Control	FLOW	Tyco International Finance SA	Landlord/Lessor
39378	2/29/2008	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
39745	1/24/2008	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
40116	6/20/2008	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
40336	6/20/2008	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
40337	6/20/2008	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
40599	12/30/1998	Corporate 3rd - party	FLOW	Tyco International Ltd	Government (Customer)
41059	6/24/2005	Corporate 3rd - party	FLOW	Tyco International Group S.A	Vendor
41061	2/22/2007	Corporate 3rd - party	FLOW	Tyco International Group S.A	Vendor
41068	9/27/1999	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Landlord/Lessor
41517	10/8/2008	Corporate 3rd - party	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
42181	10/31/2008	Flow Control	FLOW	Tyco International Finance S.A.	Vendor
42183	10/31/2008	Flow Control	FLOW	Tyco International Finance S.A.	Vendor
47180	12/13/2000	Corporate 3rd - party	FLOW	Tyco International Ltd	Government (Customer)

48290	3/19/2009	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
48371	3/2/2009	Flow Control	FLOW	Tyco Flow Control UK Ltd	N/A
48742	3/24/2009	Corporate & Other	REMAINCO; FLOW	ADT Fire and security Plc	Tyco (Internal)
48744	3/27/2009	Corporate & Other	FLOW; Corporate 3rd - party (Others)	Tyco Fire Products Manufacturing Limited	Tyco (Internal)
53555	12/29/2009	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
53954	12/1/2009	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
54130	12/14/2009	Flow Control	FLOW	Tyco Valves & Controls Brasil Ltda.	N/A
54131	12/14/2009	Flow Control	FLOW	Tyco Valves & Controls Brasil Ltda.	N/A
54132	12/14/2009	Flow Control	FLOW	Tyco Valves & Controls Brasil Ltda.	N/A
54143	12/14/2009	Flow Control	FLOW	Tyco Valves & Controls Brasil Ltda.	N/A
54719	1/26/2010	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
54794	1/15/2010	Flow Control	FLOW	Tyco International Finance S.A.	Bank/Financial Institution
55581	7/27/2010	Flow Control	FLOW	Tyco International Services Holding GmbH	Customer (Non-Goverment)
55661	1/13/2010		FLOW	Tyco International Finance S.A.	Mergers & Acquisitions/Divestitures Related
57383	4/30/2010	Flow Control	FLOW	Tyco International Finance S.A.	Tyco (Internal)
57384	4/30/2010	Flow Control	FLOW	Tyco International Finance S.A.	Tyco (Internal)
57392	5/30/2010	Flow Control	FLOW	Tyco Valves and Controls Middle East, Inc.	N/A
57918	6/10/2010	Flow Control	FLOW	Tyco Flow Control International Pty Limited	N/A

58498	7/8/2010	Flow Control	FLOW	Tyco Flow Control (UK) Limited	N/A
58540	7/12/2010	Flow Control	FLOW	Tyco International Finance S.A.	Tyco (Internal)
58887	3/16/2010	Flow Control	FLOW	Tyco Flow Control International Pty Limited	Government (Regulatory body)
59293	8/20/2010	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
59408	8/26/2010	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
59443	9/3/2010	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
59578	9/2/2010	Flow Control	FLOW	Tyco International Finance S.A.	Government (Customer)
63635	10/29/2010	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
64410	12/23/2010	Tyco Security Solutions	FLOW	Tyco International Holding S.a.r.l.	Landlord/Lessor
66036	3/21/2011	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
66447	3/31/2011	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
66834	6/22/2011	Flow Control	FLOW	Tyco International Finance S.A.	Vendor
67746	6/30/2011	Flow Control	FLOW	ADT Wellcom GmbH	Customer (Non-Goverment)
68368	8/17/2011	Flow Control	FLOW	Tyco International Finance S.A.	Bank/Financial Institution
69482	10/28/2011	Flow Control	FLOW	Tyco International Finance S.A.	Government (Customer)
70181	1/2/2012	Flow Control	FLOW	Tyco International Finance S.A.	Customer (Non-Goverment)
70202	11/30/2011	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
70616	12/16/2011	Flow Control	FLOW	ADT Wellcom GmbH	Customer (Non-Goverment)
70798	12/20/2011	Flow Control	FLOW	Tyco International Finance S.A.	Landlord/Lessor
71686	3/1/2012	Flow Control	FLOW	Tyco Flow Control International Pty Limited	N/A

71708	2/21/2012	Flow Control	FLOW	Tyco Flow Control International Pty Limited	N/A
72018	8/25/2011	Flow Control	FLOW	Tyco Flow Control (UK) Limited	Customer (Non-Goverment)
72019	9/14/2011	Flow Control	FLOW	Tyco Flow Control (UK) Limited	Customer (Non-Goverment)
72162	3/20/2012	Flow Control	FLOW	ADT Wellcom GmbH	Customer (Non-Goverment)
72251	4/11/2012	Flow Control	FLOW	Tyco Flow Control International Pty Limited	N/A

SCHEDULE 10.01

ADMINISTRATIVE AGENT’S OFFICE

Administrative Agent’s Office

For Payments and Borrowing Requests/Interest Election Requests:

Citibank, N.A.
1615 BRETT RD, Building #3
New Castle, DE 19720
Attention: Bank Loans Syndications Department
Fax: (212) 994-0961
E-mail:  oploanswebadmin@citi.com

For Certificate Required under Section 5.01(c):

Email to:  oploanswebadmin@citi.com
With a copy to:  brian.reed@citi.com

Other Notices to Administrative Agent:

Citibank, N.A.
1615 BRETT RD, Building #3
New Castle, DE 19720
Attention: Bank Loans Syndications Department
Fax: (212) 994-0961
E-mail:  oploanswebadmin@citi.com

EXHIBIT A

[FORM OF] NOTE

$ [                    ]

New York, New York
                   , 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [INSERT NAME OF THE LENDER], or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Five-Year Senior Unsecured Credit Agreement, dated as of June 22, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Tyco International Ltd., as the Guarantor, the Lenders from time to time party thereto, and Citibank, N.A., as the Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment), computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guarantee in Article VIII of the Agreement and each Subsidiary Guaranty, if any.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Except as otherwise provided in the Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

TYCO INTERNATIONAL FINANCE S.A.

By:
Name:
Title:

SCHEDULE

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1                                          Assignor:

2                                          Assignee:                                                              [and is an Affiliate of [Identify Lender](1)]

3                                          Borrower:

4.                                       Administrative Agent:                                     Citibank, N.A., as the Administrative Agent under the Credit Agreement

5.                                       Credit Agreement:                                                           Five Year Senior Unsecured Credit Agreement, dated as of June 22, 2012, among Tyco International Finance S.A., as Borrower, Tyco International Ltd., as Guarantor, the Lenders party thereto and Citibank, N.A., as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

6                                          Assigned Interest:

(1)  Select as applicable.

Aggregate Amount of Commitments/Loans For all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$		%
$	$		%
$	$		%

[7. Trade Date:                                     ](2)

(2)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:	Name: Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:	Name: Title:

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	Name: Title:

[Consented to:](4)

By:	Name: Title:

(3)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4)  To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

FIVE-YEAR SENIOR UNSECURED CREDIT AGREEMENT DATED AS OF JUNE 22, 2012, AMONG TYCO INTERNATIONAL FINANCE S.A., AS BORROWER, TYCO INTERNATIONAL LTD., AS GUARANTOR, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement);

(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

2.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT C-1

[FORM OF] OPINION OF GENERAL COUNSEL OF BORROWER

[See attached]

June 22, 2012

To the Lenders
listed on the signature pages to

the Credit Agreement (as defined below)

and Citibank, N.A., as Administrative Agent

1615 Brett Rd, Bldg #3

New Castle, DE 19720

Attention:  Bank Loans Syndications Department

Re:                               Tyco International Finance S.A. — Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Tyco International Ltd., a Swiss company (the “Guarantor”), and in that capacity I, or lawyers under my supervision, have acted as counsel to the Guarantor and Tyco International Finance S.A., a Luxembourg company (the “Borrower”), in connection with:

(i)                                   the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012 (the “Credit Agreement”) by and among the Borrower, the Guarantor, certain Lenders and Citibank, N.A., as Administrative Agent; and

(ii)                                the Notes dated as of June 22, 2012 (the “Notes”) made by the Borrower payable to the order of certain of the Lenders.

This opinion is delivered to you pursuant to Section 4.01(c)(i) of the Credit Agreement.  In connection with rendering this opinion, I, or lawyers under my supervision, have examined the Credit Agreement, the Notes and such other agreements, records, certificates and documents, as we have deemed necessary or advisable.  Capitalized terms not otherwise defined herein shall have the same meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

I am of the opinion that there is no action, suit or proceeding pending, or, to the best of my knowledge, threatened against or affecting, the Borrower or the Guarantor before any court or arbitrator or any governmental body, agency or official that could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or that affects the validity of the Loan Documents, except as disclosed in the Guarantor’s filings on Forms 10K, 10Q or 8K (the “Existing Litigation”), in each case on or before the date hereof, and except for shareholders’ derivative litigation or shareholders’ class actions based on the same facts and circumstances as the Existing Litigation.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of New York, the State of New Jersey and the United States of America.

This opinion is based on my knowledge of the law and facts as of the date hereof.  I assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or to reflect any changes in any law which may hereafter occur or become effective.

This opinion is rendered solely for your benefit and the benefit of your permitted successors and assigns in connection with the transactions contemplated by the Credit Agreement and is not to be used for any other purpose or circulated to any other person except (i) to bank examiners and other regulatory authorities should they so request in connection with their examinations, (ii) to the independent auditors and attorneys of the Administrative Agent and the Lenders, (iii) pursuant to order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which the Administrative Agent or any Lender is a party arising out of the transactions contemplated by the Credit Agreement.  This opinion may not be quoted or otherwise referred to for any purpose without, in each case, my written permission.

TYCO INTERNATIONAL LTD.

Judith A. Reinsdorf
Executive Vice President and General Counsel

EXHIBIT C-2

[FORM OF] OPINION OF SPECIAL LUXEMBOURG COUNSEL

[See attached]

To: The Lenders party to the Credit Agreement (as defined below) and to Citibank, N.A., as Administrative Agent	Avocats à la Cour 33 avenue J.F. Kennedy L-1855 Luxembourg PO Box 5017 L-1050 Luxembourg

(together, the Addressees)	Tel	+352 4444 55 1
	Fax	+352 4444 55 222
	Direct	+352 4444 55 412716
	Personal fax	+352 44 44 55 446335

Our ref                  0086990-0000001 LU:5285755.1

Luxembourg, • June 2012

Tyco International Group S.A. (incorporated with limited liability under the laws of the Grand-Duchy of Luxembourg)

Dear Sirs,

We have acted as special legal advisers in the Grand Duchy of Luxembourg (Luxembourg) to Tyco International Finance S.A. (the Company), a public limited liability company (société anonyme) organized under the laws of Luxembourg and registered with the Trade and Companies Register under number B 123.550 in connection with the Five-Year Senior Unsecured Credit Agreement, dated as of • June 2012 (the Credit Agreement), among inter alia (i) the Company, as borrower, (ii) Tyco International Ltd., a Swiss company, as guarantor (the Guarantor), (iii) the Lenders party thereto, (iv) Citibank, N.A. as administrative agent (the Administrative Agent), (v) Citigroup Global Markets Inc., Merrill Lynch Pierce Fenner & Smith and J.P. Morgan Securities LLC as bookrunners and lead arrangers (the Bookrunners and Lead Arrangers) and (vi) JPMorgan Chase Bank, N.A. and Bank of America, N.A. as syndication agents (the Syndication Agents).

This legal opinion is addressed to the Addressees with the consent of the Company on the condition that the Addressees accepts that we have taken instructions only from the Company.

This legal opinion addresses certain matters relating to the Addressees and has been addressed to them in connection with these matters. In this regard, we note that we have not advised the Addressees on the contents of the Opinion Document (as defined below) and we have not assisted the Addressees in any way in relation to the negotiation of the Opinion Document or the transactions contemplated thereby. This legal opinion will therefore not necessarily address all the concerns or interests of the Addressees. We accept addressing this legal opinion to the Addressees solely in relation to the matters opined on herein, but the giving of this legal opinion is not to be taken as implying that we owe the Addressees any duty of care in relation to the Opinion Document, the transactions contemplated by the Opinion Document or its commercial or financial implications.

We give this opinion on the basis and subject to the assumptions and qualifications set out below.

1.  BASIS OF OPINION

(a)           This opinion is confined to Luxembourg law currently in force and applied. This opinion is to be construed in accordance with the laws of Luxembourg.

(b)           For the purpose of giving this opinion, we have examined, to the exclusion of any other document, copies of the following documents:

(i) an electronic copy of the Credit Agreement;

(ii) an electronic copy of an excerpt of the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) (the Register) pertaining to the Company dated • June 2012;

(iii) a copy of the restated articles of association (statuts coordonnés) of the Company dated 29 April 2011 (the Articles);

(iv) a copy of an extract of the minutes of a meeting of the board of directors of the Company held on 14 June 2012 approving inter alia the execution of and performance under the Credit Agreement (the Resolutions);

(v) a copy of the certificate issued by Peter Schieser in his capacity as managing director of the Company in which he certified inter alia that (i) the Articles and Resolutions are true and correct, (ii) any managing director is duly authorised to execute and deliver the Credit Agreement, (iii) no Default (as defined in the Credit Agreement) has occurred or is occurring and (iv) the representations and warranties of the Company contained in Article III of the Credit Agreement are true and correct in all material respects on the date of the execution of the Credit Agreement (the Director’s Certificate);

(vi) a negative certificate (certificat négatif) issued by the Register in respect of the Company, dated • June 2012, stating that on the day immediately prior to the date of issuance of the negative certificate, there were no records at the Register of any court order regarding, amongst others, a (i) bankruptcy adjudication against the Company, (ii) reprieve from payment (sursis de paiement), (iii) controlled management (gestion contrôlée) or (iv) composition with creditors (concordat préventif de faillite) (the Certificate); and

(vii) such other documents, records, certificates and instruments as we have thought necessary or desirable, including information gathered at the Register.

Terms defined in the Credit Agreement and used herein, but not otherwise defined herein, have the meanings ascribed thereto in the Credit Agreement. The Credit Agreement will hereinafter be referred to as the Opinion Document.

2.   ASSUMPTIONS

With your consent, we have assumed and we have not verified independently:

2.1  the genuineness of all signatures, stamps and seals, the conformity to the originals of all the documents submitted to us as certified, photostatic, faxed or e-mailed copies or specimens and the authenticity of the originals of such documents;

2.2  that any copies we have examined are complete and accurate copies of the originals;

2.3  that the place of the central administration (siège de l’administration centrale) and the centre of main interests (as defined in Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, as amended (the EU Insolvency Regulation)) of the Company are located at the place of its registered office (siège statutaire) in Luxembourg;

2.4  the due and valid authorization, execution and delivery of the Opinion Document (and any document in connection therewith) by all the parties thereto (other than the Company), as well as the power, authority, capacity and legal right of all the parties thereto (other than the Company) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

2.5  that the Opinion Document (and any document in connection therewith) has been signed on behalf of the Company by Peter Schieser;

2.6  that all authorizations, approvals and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Opinion Document (and any other documents in connection therewith) have been or will be obtained and that all internal corporate or other authorization procedures by each party (other than the Company) for the execution by it of the Opinion Document (or any document in connection therewith) to which it is expressed to be a party have been duly fulfilled;

2.7  that the Opinion Document is legal, valid, binding and enforceable under the laws of the State of New York, that the choice of the laws of the State of New York is valid (as a matter of the laws of the State of New York) as the choice of proper law and that the obligations assumed by all the parties thereunder constitute legal, valid, binding and enforceable obligations under the laws of the State of New York by which the Opinion Document is expressed to be governed;

2.8  that the Opinion Document constitutes the legal, valid, binding and enforceable obligations of each of the parties thereto (other than the Company) under the laws of the jurisdiction of its incorporation or, as the case may be, of its principal office or, as the case may be, of its principal place of establishment;

2.9  that the Opinion Document is in the proper legal form to be admissible in evidence and enforced in the courts, and in accordance with the laws of the State of New York by which it is expressed to be governed;

2.10  that all payments and transfers made by, on behalf of, in favour of, or for the account of, the Company are made on arm’s length terms and are in accordance with market practice;

2.11that, in so far as any obligation under, or action to be taken under, the Opinion Document is required to be performed or taken in any jurisdiction outside Luxembourg, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

2.12  that there are no provisions of the laws of any jurisdiction outside Luxembourg which would adversely affect, or otherwise have any negative impact on, the opinions expressed in this legal opinion;

2.13  that all the parties to the Opinion Document (other than the Company) are companies duly organized, incorporated and validly existing in accordance with the laws of the jurisdictions of their respective incorporation and/or their place of effective management, having a corporate existence, that in respect of all the parties to the Opinion Document, no steps have been taken pursuant to any insolvency proceedings to appoint an administrator, receiver or liquidator over the respective parties or their assets and that no voluntary winding-up of such parties has been recorded at the date hereof;

2.14  that all conditions precedent to the effectiveness of the Opinion Document have been satisfied and that therefore the Opinion Document is in full force and effect as against the parties thereto;

2.15  that any representation, warranty or statement of fact or law, other than as to the laws of Luxembourg, made in the Opinion Document is true, accurate and complete in all respects material to this opinion;

2.16  that the Resolutions are in full force and effect, have not been amended or rescinded, either in whole or in part, and accurately record the resolutions passed by the board of directors of the Company and that the Resolutions will materially benefit the Company and have been taken in the best interest, and for the corporate benefit of, the Company;

2.17  that the Articles have not been amended since 29 April 2011, being the date of the notarial deed of the latest amendment to the Articles;

2.18  that the execution of the Director’s Certificate by a managing director of the Company is a matter pertaining to the day-to-day management of the Company; and

2.19  that the meeting of the board of directors held on 14 June 2012 mentioned in paragraph 1. (b) (iv) was duly convened and duly held; and

2.20  that, under its governing law (other than Luxembourg law), the obligations of the Company under the Opinion Document will rank pari passu with all other unsecured and unsubordinated obligations of the Company.

OPINION

Subject to the assumptions made above and the qualifications set out below and to any matters not disclosed to us, we are of the opinion that under the laws of Luxembourg in effect, and as published, construed and applied by the Luxembourg courts, on the date hereof:

3.1  The Company is a limited liability company (société anonyme) duly incorporated and validly existing under the laws of Luxembourg for an unlimited duration, with corporate power and authority under the laws of Luxembourg to own and operate its properties and to enter into and perform its obligations under the Opinion Document.

3.2  The Company has all powers and material governmental licenses, consents and approvals required to carry on its business as now conducted (other than such powers or consents the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect, as defined in the Opinion Document).

3.3  The execution, delivery and performance by the Company of the Opinion Document (i) are within the Company’s powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or filing with any governmental body, agency or official, (iv) do not contravene or, constitute a default under (a) applicable law or regulation, (b) the Company’s articles of association or (c) to our knowledge and relying exclusively on the statements made in the Director’s Certificate, any agreement or instrument governing debt of the Company or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

3.4  The Opinion Document constitutes, subject to its validity, legality and enforceability under the laws of the State of New York by which it is expressed to be governed, a valid and binding agreement of the Company.

3.5  There is, to our knowledge and relying exclusively on the statements made in the Director’s Certificate, no action, suit or proceeding pending or threatened against or affecting the Company which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Opinion Document.

3.6  There is no tax, impost, deduction or withholding imposed by Luxembourg or any political subdivision thereof on or by virtue of the execution, delivery, performance (including the payment by the Company of interest or other amounts thereunder) or enforcement of the Opinion Document or any other agreement or instrument relating thereto.

3.7  The Opinion Document is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company under the laws of Luxembourg.

3.8  To ensure the legality, validity, enforceability or admissibility in evidence of the Opinion Document in Luxembourg, it is not necessary that the Opinion Document or any other document be filed or recorded with any court or other authority in Luxembourg.

3.9  The choice of the laws of the State of New York to govern the Opinion Document is a valid and binding choice of law and will be recognized, upheld and applied by the courts of Luxembourg.

3.10  The provisions in the Opinion Document for the submission to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, are valid and binding on the Company.

3.11  The Luxembourg courts would not deny jurisdiction on the basis of Section 10.09(b) of the Opinion Document, if an action was brought by the Administrative Agent or the Lenders against any of the Obligors.

3.12  A final and conclusive judgement in respect of the Opinion Document obtained against the Company in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, would be recognised and enforced by the Luxembourg courts subject to the applicable enforcement procedure (as set out in the relevant provisions of the Luxembourg New Civil Procedure Code).

Pursuant to Luxembourg case law, the enforcement of such judgment is subject to the following requirements:

•                  the foreign judgment must be enforceable in the country of origin,

•                  the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules (in respect of which we refer to opinion 3.10 above),

•                  the foreign proceedings must have been regular in light of the laws of the country of origin,

•                  the rights of defence must not have been violated,

•                  the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules,

•                  the considerations of the foreign judgment as well as the judgement as such must not contravene Luxembourg international public policy,

•                  the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”).

3.13  The obligations of the Company, as a borrower, under the Opinion Document rank and will rank at least pari passu with all its other present and future unsecured indebtedness save those whose claims are preferred in accordance with any bankruptcy, insolvency, liquidation or other laws of general application.

3.14  Under the laws of Luxembourg, neither the Administrative Agent nor the Lenders, the Bookrunners or the Lead Arrangers, as defined in the Opinion Document, will be deemed to be resident, domiciled, carrying on any commercial activity or subject to taxation in Luxembourg solely as a result of the execution, delivery and performance of the Opinion Document.

3.15  It is not necessary under the laws of Luxembourg that the Administrative Agent, the Lenders, the Bookrunners or the Lead Arrangers be authorized or qualified to carry on business in Luxembourg (i) by reason of the execution of the Opinion Document and (ii) in order to enable them to enforce their respective rights under the Opinion Document.

3.16  The Company is not entitled to claim immunity from suit, execution, attachment or other legal process in the courts of Luxembourg, whether generally or in relation to any specific property.

3.17  Subject to qualification 4.23 hereafter, service of process against the Company effected in the manner set forth in section 10.09 of the Credit Agreement will be effective as valid service of process on the Company.

3.18  According to the Certificate, on the day immediately prior to the issuance of the Certificate, no court order has been recorded with the Register pursuant to which the Company had been adjudicated bankrupt (faillite), or become subject to, or benefited from, a reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) or composition with creditors (concordat préventif de faillite).

QUALIFICATIONS

The foregoing opinion is subject to the following qualifications.

4.1  Insolvency

The validity, legality, performance and enforceability of the Opinion Document are subject to, and may be affected or limited by, the provisions of any applicable bankruptcy, insolvency, liquidation, moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement or composition with creditors (concordat préventif de faillite), fraudulent conveyance (actio pauliana), reorganization or similar Luxembourg or foreign laws affecting the rights of creditors generally.

4.2  Corporate benefit

The Company may only validly enter into the Opinion Document if and to the extent that such entry does not threaten its existence or the rights of its creditors and that the Company can reasonably hope to draw directly or indirectly a corporate benefit, at least in the long term, from the Opinion Document. We have no indication and no reason to believe that entering the Opinion Document would be other than for the corporate benefit of the Company.

4.3  Choice of law

With respect to the opinions expressed in paragraph 3.9 above, the Luxembourg courts might not apply a chosen foreign law if that choice was not made bona fide and/or:

(a)           if it were not pleaded and proved; or

(b)           if such foreign law would be contrary to the mandatory provisions (lois impératives) or overriding mandatory provisions (lois de police) of Luxembourg law or manifestly incompatible with Luxembourg public policy.

We express the view that none of the express terms of the Opinion Document should be contrary to any mandatory provisions (lois impératives) or overriding mandatory provisions (lois de police) of Luxembourg law or be manifestly incompatible with Luxembourg public policy, unless otherwise specifically referred to in this legal opinion; or

(c)           to the extent that relevant contractual obligations or matters fall outside of the scope of Regulation (EC) No 593/2008 of the European Parliament and the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I). We express the view that as a matter of principle the contractual obligations as expressed in the Opinion Document should fall within the scope of Rome I. We however note that the constitution of trusts and the relationship between settlors, trustees and beneficiaries do not fall within the scope of Rome I; or

(d)           if all other elements relevant to the situation are located in a country other than the jurisdiction of the chosen governing law, in which case the Luxembourg courts may apply the applicable mandatory provisions of such country; or

(e)           where the chosen governing law is not the law of an EU Member State, if all other elements relevant to the situation are located in one or several EU Member States, in which case the Luxembourg courts may apply applicable mandatory EU law provisions (as implemented in Luxembourg); or

(f)            where contractual obligations are to be or have been performed in another country where such performance is prohibited by overriding mandatory provisions; or

(g)           if a party is subject to insolvency proceedings, in which case the Luxembourg courts would apply the law of the jurisdiction where such insolvency proceedings have been duly opened (lex concursus) to the effects of such insolvency proceedings without prejudice to the exceptions provided for in the EU Insolvency Regulation.

4.4  Enforcement of unlawful obligations

Where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg, they may not be enforceable under Luxembourg law if and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction. Notwithstanding the foreign jurisdiction clause, Luxembourg courts would have in principle jurisdiction for any conservatory or provisional action in connection with assets located in Luxembourg and such action would most likely be governed by Luxembourg law.

4.5  Concurrent proceedings

The provisions whereby the taking of proceedings in one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, might not be entirely enforceable in a Luxembourg court. If proceedings were previously commenced between the same parties and on the same grounds as the proceedings in Luxembourg, a plea of pendency might be raised in the Luxembourg court and proceedings either stayed pending the termination of the proceedings abroad or dismissed, as the case may be.

4.6  Foreign jurisdiction

Notwithstanding a foreign jurisdiction clause or an arbitration clause, the Luxembourg courts would, in principle, have jurisdiction to order provisional measures in connection with assets or persons located in Luxembourg and such measures would most likely be governed by Luxembourg law.

4.7  Judgment currency

Any judgement awarded in the courts of Luxembourg may be expressed in a currency other than the euro. However, any obligation to pay a sum of money in any currency other than the euro will be enforceable in Luxembourg in terms of the euro only and any loss incurred as a result of a currency exchange fluctuation can be recovered under Luxembourg law.

4.8

The opinion expressed under 3.3 (iv) (c) is solely based upon a review of the Director’s Certificate.

4.9  Litigation

The opinion expressed under 3.5 above is solely based upon a review of the Director’s Certificate.

4.10  Bankruptcy, winding-up and similar actions

The opinions expressed in paragraphs 3.1 and 3.17 above are qualified as follows:

(1)           A search at the Register is not capable of conclusively revealing whether a (and the Certificate does not constitute conclusive evidence that no) winding-up resolution or petition, or an order adjudicating or declaring a, or a petition or filing for, bankruptcy or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), composition with creditors (concordat préventif de faillite) or judicial liquidation (liquidation judiciaire) or similar action has been adopted or made; and

(2)           The corporate documents of, and relevant court orders affecting, a Luxembourg company (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver or similar officer) may not be held at the Register immediately and there is generally a delay in the relevant document appearing on the files regarding the company concerned. Furthermore, it cannot be ruled out that the required filing of documents has not occurred or that documents filed with the Register may have been mislaid or lost. In accordance with Luxembourg company law, changes or amendments to corporate documents to be filed at the Register will be effective (opposable) vis-à-vis third parties only as of the day of their publication in the Official Gazette unless the company proves that the relevant third parties had prior knowledge thereof.

4.11  Penalty clauses

It is possible that a Luxembourg court (if having jurisdiction) would consider for instance Section 9.03 (c) of the Credit Agreement whereby the Company may be obliged to pay additional interest on the related Euro-Dollar loan at a rate per annum determined by the relevant Lender as a penalty clause (clause pénale).

Penalty clauses (clauses pénales), and similar clauses on damages or liquidated damages, as governed by article 1152 and articles 1226 et seq. of the Luxembourg civil code are allowed to the extent that they provide for a reasonable level of damages. The Luxembourg judge (if competent) has however the right to reduce (or increase) the amount thereof if it is unreasonably high (or low). The provisions of article 1152 and articles 1226 et seq. of the Luxembourg civil code are generally considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

4.12  Interest on interest

Interest may not accrue on interest that is due on capital, unless such interest has been due for at least one year (article 1154 of the Luxembourg civil code). The right to compound interest is limited to cases where (x) the interest has been due for at least one year and (y) the parties have specifically provided in an agreement (to be made after that interest has become due for at least one year) that such interest may be compounded (or absent such agreement, the creditor may file an appropriate request with the relevant court). The provisions of article 1154 of the Luxembourg civil code are generally considered to be a point of public policy under Luxembourg law. It is possible, although it is highly unlikely, that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

4.13  Interest after judgement

No opinion is expressed as to the validity and enforceability of provisions whereby interest on overdue amounts or other payment obligations shall continue to accrue or subsist after judgement.

4.14  One-sided clause

Clauses that grant to one of the parties the power to determine, in its absolute discretion, certain facts, to fix the terms and conditions of the obligations of the other party or to state unilaterally the amount of expenses or losses to be recovered from the other party and that thus grant the power to determine unilaterally the commitments of the other party, may be declared void by a Luxembourg court (if competent) on the basis of articles 1170 and 1174 of the Luxembourg civil code (condition purement potestative, one-sided clause).

It is generally held that such clauses are voidable only if they are expressed in favour of the debtor and grant that debtor the discretionary power or right to determine its obligations. Articles 1170 and 1174 of the Luxembourg civil code are considered to be a point of public policy under Luxembourg law. It is possible that a Luxembourg court would consider them to be a point of international public policy that would set aside the relevant foreign governing law.

4.15  Amendments and waivers in writing

We express no opinion in respect of the effectiveness of clauses which provide that amendments to an agreement can only be made, and waivers can only be granted, in writing.

4.16  Waivers granted for future rights

We express no opinion on the validity or enforceability of waivers granted for future rights.

4.17  Registration and Translation

The registration of the Opinion Document in Luxembourg and any documents mentioned therein or connected therewith may become necessary, if and when they are referred to or used in a Luxembourg public deed and Luxembourg courts or an official Luxembourg authority may require the prior registration of the Opinion Document (or any document in connection therewith) in Luxembourg, if they were to be produced in a Luxembourg court action or exhibited before an official Luxembourg authority.

If the registration of the Opinion Document (or any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg is required either a nominal registration duty or an ad valorem duty will be payable or, depending on the nature of the document subject to registration, an ad valorem duty of 0.24 (zero point twenty-four) per cent. will be payable on the amount of the payment obligation mentioned in a loan document, such as the Opinion Document, so registered. If registration is so required, the Luxembourg courts or the official authority may require that the Opinion Document (or any documents in connection therewith) and/or any judgement (or any documents in connection therewith) obtained in the courts other than the courts of Luxembourg must be translated into French or German.

In our experience it is unlikely that registration of the Opinion Document will be required by Luxembourg courts or official authorities. However, if such registration were required, it cannot entirely be excluded that an ad valorem duty of 0.24 (zero point twenty-four) per cent of the payment obligation expressed under the Opinion Document will be due.

4.18  Specific performance

Certain obligations may not be the subject of specific performance pursuant to judgements but may result only in damages. Accordingly, Luxembourg courts may issue an award of damages where specific performance is deemed impracticable or an award of damages is determined adequate.

4.19  Conclusive certificates

Any certificate or determination which would by contract be deemed to be conclusive may not be upheld by the Luxembourg courts.

4.20  Suspect period

Payments made, as well as other transactions (listed in the pertinent section of the Luxembourg Commercial Code) concluded or performed, during the so-called suspect period (période suspecte) which is fixed by the Luxembourg court and dates back not more than 6 months as from the date on which the Luxembourg court formally adjudicates a person bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period, are subject to cancellation by the Luxembourg court upon proceedings instituted by the Luxembourg insolvency receiver (curateur).

In particular,

(1)                                                          article 445 of the Luxembourg commercial code sets out that specific transactions entered into during the suspect period and an additional period of ten days preceding the suspect period fixed by the court (e.g., the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any other means than in cash or by bill of exchange; the sale of assets without consideration or for materially inadequate consideration) must be set aside or declared null and void, as the case may be, if so requested by the insolvency receiver;

(2)                                                          article 446 of the Luxembourg commercial code states that payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

(3) regardless of the suspect period, article 448 of the Luxembourg Commercial Code and article 1167 of the Luxembourg civil code (actio pauliana) give the creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy, without limitation of time.

4.21  Privileged rights of specific creditors

Specific creditors benefit from privileged rights by virtue of Luxembourg law and may take precedence over the rights of other secured or unsecured creditors. For instance, the Luxembourg tax authorities, the Luxembourg social security institutions and the salaried employees (if any) benefit from a general privilege over movables in relation to specific claims determined by law; this general privilege in principle takes precedence over the privilege of any secured and unsecured creditors.

4.22  Obligation to pay costs

A Luxembourg court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg court. A Luxembourg court may not award by way of costs all of the expenditures incurred by a successful litigant in proceedings brought before a Luxembourg court.

4.23  Statute of limitations and set-off

Claims may become barred under statutory limitations period rules. Claims may be subject to the rules of set-off or counter-claims. No opinion is expressed, in general, as to whether rights of set-off are effective in a Luxembourg insolvency situation.

4.24  Service of process

Under Luxembourg law, a contractual provision allowing service of process against the Company to an agent for service of process could be overridden by Luxembourg statutory provisions allowing the valid service of process against the Company in accordance with applicable laws at its domicile. If the designation of a process agent constituted (or were deemed to constitute) a power of attorney or mandate (mandat), whether or not irrevocable, it will terminate by force of law, and without notice, upon the occurrence of bankruptcy of the Company.

4.25  Revocation of power of attorney or mandate

We express no opinion as regards the effectiveness or ineffectiveness, or the consequences of such ineffectiveness, of a purported revocation by the Company of a power of attorney or mandate expressed to be irrevocable.

4.26  Severability

We express no opinion as to the validity or binding effect of any provision of the Opinion Document which provides for the severance of illegal, invalid or unenforceable provisions.

4.27  Determination of notice date

A Luxembourg court might not give effect to a clause purporting to determine the date on which notice is deemed to have been made.

4.28  Discretion of certain parties

The discretion of any party under the Opinion Document would have to be exercised in good faith.

4.29  Incorporation by Reference

We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Opinion Document by reference to a law other than Luxembourg law, or as to the availability in Luxembourg of all remedies which are available in other jurisdictions.

4.30  Equitable Remedies

We express no opinion as to the availability of equitable remedies such as injunctive relief, or, as to any matters which are within the discretion of the courts of Luxembourg in respect of any obligations of the Company as set out in the Opinion Document.

4.31  Tax

We express no tax opinion whatsoever in respect of the Company or the tax consequences of the transactions contemplated by the Opinion Document (or any document in connection therewith) and we express no opinion on matters of fact or on matters other than those expressly set forth in this legal opinion, and no opinion is, or may be, implied or inferred herefrom.

No opinion is given as to whether the performance of the Opinion Document would cause any borrowing limits, debt/equity or other ratios possibly agreed with the tax authorities to be exceeded nor as to the consequences thereof.

We do not express or imply any opinion in respect of a withholding tax that may become due or payable pursuant to (i) the Luxembourg laws of 21 June 2005 (the Laws) implementing the Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States introducing a withholding tax on payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner or a residual entity, as defined in the Laws, which are resident of, or established in, an EU Member State (other than Luxembourg) or certain dependent or associated EU territories, as defined in the Laws, or (ii) the Luxembourg law of 23 December 2005 as amended introducing a withholding tax of 10% on payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg.

4.32  Accuracy and compliance

With your consent, we have not made any enquiry regarding, and no opinion is expressed or implied in relation to, the accuracy of any representation or warranty given by, or concerning, any of the parties to the Opinion Document or whether such parties or any of them have complied with or will comply with any covenant or undertaking given by them or the terms and conditions of any obligations binding upon them, save as expressly provided herein.

4.33  Luxembourg legal concepts and language differences

Luxembourg legal concepts are expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent that any are attributable to such factors.

4.34  Meaning of “enforceable”

As used in this legal opinion, the term enforceable means that the relevant rights and obligations are of a type which the Luxembourg courts do normally enforce. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their respective terms, enforcement being subject to, inter alia, the nature of the remedies available in the Luxembourg courts, the acceptance by such court of jurisdiction, the discretion of the courts (within the limits of Luxembourg law), the power of such courts to stay proceedings, to grant grace periods, the provisions of Luxembourg civil procedure rules regarding remedies, enforcement measures available under Luxembourg law, mandatory provisions of Luxembourg law or principles of Luxembourg international public policy from time to time in force and the general principles of Luxembourg law in particular, the general principle of good faith performance.

4.35  Meaning of “public policy” or “public order”

Public policy or public order means the fundamental concepts of Luxembourg law that the Luxembourg courts may deem, in a given case, to be of such significance so as to exclude the application of an (otherwise applicable) foreign law deemed to be contrary to such concepts.

This opinion is as of this date and we undertake no obligation to update this opinion or advise of changes hereafter occurring.

We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

We express no opinion on any economic, financial or statistical information contained in the Opinion Document (or any document in connection therewith).

This legal opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this legal opinion and all rights, obligations or liability in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and that any action or claim in relation to it can only be brought before the courts of Luxembourg.

This opinion is given for your benefit as well as that of your assignees, successors and legal advisers. It may not be relied upon by any other person. It may not be disclosed to third parties, quoted, referred to or otherwise used (save as required by law) without our prior written consent.

Yours faithfully,

Pierre Schleimer

Avocat à la Cour

Partner

EXHIBIT C-3

[FORM OF] OPINION OF SPECIAL SWISS COUNSEL

[See attached

To: Citibank N.A., as Administrative Agent

(for itself and as agent for the banks

referred to in the Credit Agreement) and

the Lenders (as defined in the Credit Agreement)

VISCHER Ltd.

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 61 279 33 00

Fax +41 61 279 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 44 254 34 00

Fax +41 44 254 34 10

Basel,  [22 June 2012]

Legal Opinion in connection with the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012  (the “Credit Agreement”), between Tyco International Finance S.A., as Borrower, Tyco International Ltd., a Swiss company (the “Company”), as Guarantor, the Lenders Party thereto and Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Merrill Lynch Pierce Fenner & Smith, as Bookrunners and Lead Arrangers, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Syndication Agents

Dear Sirs,

We have acted as Swiss counsel to Tyco International Ltd., a company limited by shares and registered with the register of commerce in Schaffhausen, Switzerland (the “Company”), in connection with the guarantee the Company is providing under and in accordance with the Credit Agreement. We have been asked by the Company to give this opinion pursuant to and in accordance with Article IV, Section 4.01 (c) of the Credit Agreement.

Capitalised terms used and not otherwise defined in this opinion shall have the same meaning as in the Credit Agreement.

I.                                                  DOCUMENTS

For purposes of rendering this opinion, we have examined and relied on the following documents:

a)                                               An electronic, scanned copy of the Credit Agreement signed by Frank S. Sklarsky or Arun Nayar on behalf of the Company;

b)                                              articles of association of the Company as of 7 March 2012 as filed with the register of commerce in Schaffhausen/Switzerland as notarized on 15 March 2012 by Dr. Matthias Staehelin, notary public in Basel-Stadt, Switzerland (not reflecting the change of seat of the Company from Schaffhausen, Switzerland to Neuhausen am Rheinfall, Switzerland, approved by the shareholders meeting of the Company on 7 March 2012 but not yet filed with the register of commerce in Schaffhausen, Switzerland)  (the “Articles of Association”);

c)                                               an original extract from the register of commerce of the Canton Schaffhausen dated 18 June 2012 concerning the Company; and

d)                                              a copy of the Secretary’s Certificate dated 19 June 2012 regarding the Board Resolutions 061212-04  (Approval of Two Senior Credit Facilities for TIFSA and ADT) and 091511-07  (Approval of 2012 Capital Plan) confirming that the before mentioned board resolutions of the Company are still in force (the “Corporate Certificate”).

The documents referred to in section a) through d) above are referred to together as the “Documents”.

Except for the Documents listed above, we have not examined any contracts or other documents entered into by or affecting the Company or any corporate records of the Company.

II.                                              ASSUMPTIONS

In giving this opinion, we have assumed:

a)                            All Documents submitted to us as originals are authentic and complete and all signatures and seals are genuine;

b)                           all Documents supplied to us as photocopies, electronic copies, facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete;

c)                            the Credit Agreement constitutes valid, legally binding and enforceable obligations of all parties thereto under New York law;

d)                           the due incorporation and valid existence of each of the parties (other than the Company) to the Credit Agreement under any applicable law;

e)                            the Corporate Certificate is correct and in full force and effect;

f)                              the Credit Agreement has been executed on behalf of the parties thereto (other than the Company) by persons duly authorised and empowered for the execution of such document;

g)                           the legal capacity, power and authority of each of the parties (other than the Company) to enter into and perform its obligations under the Credit Agreement as well as the due authorization, execution and delivery of the Credit Agreement by each of the parties thereto (other than the Company) and that all consents or approvals from and filings, registrations and notifications with or to all governmental authorities (other than in Switzerland) required in connection with the execution, delivery and performance of the Credit Agreement have been obtained or made and are in full force and effect;

h)                           that there are no provisions of the laws of any jurisdiction other than Switzerland which would have any implications on the opinions we express; and

i)                               the Borrower repays in conjunction with the conclusion of this Credit Agreement all sums due under the Four-Year Senior Unsecured Credit Agreement dated as of March 24, 2011 among Tyco International Finance S.A., as Borrower, Tyco International Ltd., as Guarantor, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc., Merrill Lynch Pierce Fenner & Smith and J.P. Morgan Securities LLC, each as Bookrunner and Lead Arranger and such Four-Year Senior Unsecured Credit Agreement dated as of March 24, 2011 is validly terminated.

III.                                          OPINIONS

On the basis of the foregoing and subject to the qualifications hereinafter set forth, we express the following opinions:

a)                                               The Company is duly incorporated and validly existing as a stock corporation under the laws of Switzerland, having unlimited corporate existence and the capacity to carry out its business, to own its property and to sue and to be sued in its own name.

b)                                              The Company has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement.

c)                                               The Credit Agreement and the performance of the Company’s obligations thereunder has been duly authorised by all necessary corporate actions on the part of the Company.

d)                                              Neither the performance by the Company of the Credit Agreement nor the undertaking and performance by the Company of the obligations expressed to be assumed by it thereunder conflicts with or results in, as of the Effective Date, a breach of any provision of (or constitute a breach of or default under) the Articles of Association, or any provision of Swiss corporate law which would make the Credit Agreement or parts thereof null and void or subject the Credit Agreement to avoidance or nullification in Switzerland.

e)                                               As of the Effective Date, the obligations of the Company under the Credit Agreement are valid, legally binding and enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting creditors’ rights towards the Company generally, by general equitable principles or by principles of good faith and fair dealing.

f)                                                No authorisations, approvals, consents, licenses, exemptions, filings, registrations or other requirements of governmental, judicial or public bodies and authorities of or in Switzerland are required in connection with the performance, validity or enforceability of the Credit Agreement or the transactions contemplated thereby.

g)                                              The financial obligations of the Company under the Credit Agreement rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than the indebtedness which is preferred by virtue of any provision of Swiss law of general application.

h)                                              Except for regulations applicable with regards to insolvency proceedings under Swiss law, there are no restrictions or requirements which limit the availability or transfer of foreign exchange for the purposes of the performance by the Company of its obligations under the Credit Agreement, and the contemplated transactions thereunder are not subject to any currency deposit or reserve requirements in Switzerland.

i)                                                  The choice of the laws of the State of New York to govern the Credit Agreement is a valid choice of law in Switzerland and would be upheld by the courts in Switzerland, provided, however, that a Swiss court would apply Swiss procedural rules and provided further that application of the laws of the State of New York does not result in a violation of any Swiss mandatory law, Swiss public policy or the purpose of any Swiss law reflecting such public policy.  To the extent of our knowledge, the choice of law contemplated by the Credit Agreement would not give rise to the Swiss courts holding such choice of law as a violation of public policy.

j)                                                  The submission by the Company to the exclusive jurisdiction of the State of New York pursuant to the Credit Agreement is valid, if such submission is accepted by courts of such jurisdiction. However, said exclusive jurisdiction shall apply only to the Company and does not preclude the Administrative Agent to bring any action or proceeding relating to the Credit Agreement before the courts of Switzerland.

k)                                               The courts of Switzerland will recognize as valid, and will enforce, any final and conclusive civil judgment for a monetary claim obtained in a competent foreign court (in particular, without limitation, the courts of the State of New York) against the Company.

l)                                                  The appointment by the Company of CT Corporation System as agent for the receipt of any service of process in respect of any Federal or New York State court sitting in New York City in connection with any matter arising out of or in connection with the Credit Agreement or the other Loan Documents is a valid and effective appointment, if such appointment is valid and binding under the laws of New York and no other procedural requirements are necessary in order to validate such appointment.

m)                                            Based solely upon a search of the register of commerce of the Canton Schaffhausen in Switzerland and the commercial gazette in Switzerland:

•                 No litigation, administrative or other proceeding, including debt enforcement proceeding, of or before any governmental authority of Switzerland is pending against the Company and

•                 no notice to the register of commerce of the Canton Schaffhausen in Switzerland of the passing of a resolution of shareholders or creditors to wind up the Company or the appointment of a liquidator or receiver with regard to the Company has been given. No petition to wind up the Company has been filed.

n)                                              Neither the Company nor any of its assets or properties enjoys, under Swiss law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of the Company’s obligations under the Credit Agreement.

o)                                              No Swiss taxes, stamp duties or registration, documentary or similar taxes are payable in Switzerland in respect of the entering into, execution and/or performance of the Credit Agreement or the enforcement or the admissibility in evidence thereof in Swiss courts.

p)                                              Under Swiss tax laws as presently interpreted and applied, the Company is neither required nor entitled to make any withholding or deduction in respect of any Swiss withholding, income or similar taxes in respect of any payment which the Company is or may be required to make under the Credit Agreement, including, but not limited to, interest payments, repayment of loan and payments under any security.

q)                                             The transactions contemplated by the Credit Agreement are not subject to any currency deposit or reserve requirements in Switzerland, and there is no restriction or requirement of Switzerland binding on the Company which limits the availability or transfer of foreign exchange for the purposes of the performance by the Company of its obligations under the Credit Agreement.

r)                                                 Under Swiss law, neither the Lenders nor the Administrative Agent, the Bookrunners or the Lead Arrangers will be deemed to be resident, domiciled or carrying on any commercial activity in Switzerland or subject to any taxation in Switzerland by reason only of the entry into, performance or enforcement of the Credit Agreement or the transactions contemplated thereby.

s)                                               It is not necessary under Swiss law that the Lenders, the Administrative Agent, the Bookrunners or the Lead Arrangers be authorized, qualified or otherwise entitled to carry on business in Switzerland for their execution, delivery, performance or enforcement of the Credit Agreement.

IV.                                         QUALIFICATIONS

This opinion is subject to the following qualifications:

a)                                               This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland. We have not investigated the laws of any jurisdiction other than Switzerland, any representations and warranties made by the parties to the Credit Agreement or any matters of fact.

b)                                              Enforcement of the parties’ rights may be limited by bankruptcy, composition, reorganisation, moratorium, liquidation, general principles of law or similar laws relating to or affecting the enforcement of creditors’ rights generally.

c)                                               Enforcement in Switzerland of judgments rendered outside Switzerland would be subject to the limitations set forth in the Swiss Federal Code on Private International Law (Bundesgesetz über das Internationale Privatrecht) and any applicable bilateral or multilateral agreements regarding enforcement of judgments, in particular, and, without limitation to the foregoing, the general principles of the Swiss ordre public as defined in Art. 17 and 18 of the Swiss Federal Code on Private International Law. To the extent of our knowledge, the transactions contemplated by the Credit Agreement would not give rise to the Swiss courts holding such transactions as a violation of public policy outside the matters described under Section IV. Enforcement in Switzerland of judgments rendered outside Switzerland may furthermore be limited if the foreign court violated fundamental procedural principles as defined in Art. 27 of the Swiss Federal Code on Private International Law or if such enforcement would contravene the Swiss ordre public. In particular, remedies such as an order for specific performance or an injunction are discretionary remedies and may not be available under the laws of Switzerland where damages are considered to be an adequate remedy. Enforcement under Swiss debt collection and bankruptcy proceedings may only be made in Swiss francs, and the USD amount must accordingly be converted into Swiss franc at the rate obtained on the date of instituting the enforcement proceedings, as provided for in the Swiss Debt Collection and Bankruptcy Act (upon Betreibungsbegehren/ Fortsetzungsbegehren/Konkurseröffnung).

d)                                             As a matter of mandatory Swiss law, liability can not be limited or excluded in case of gross negligence or willful misconduct.

e)                                               A final and conclusive judgment of a New York State or a United States federal court, rendered in an action brought in accordance with applicable law to enforce the respective obligations of the Company under the Credit Agreement, will be recognized and enforced upon request by the competent courts of the Swiss Confederation without a review on the merits, provided that applicable requirements of the Swiss Private International Law Act are satisfied, in particular that service of a complaint filed with such New York State or United States federal court was properly effected in accordance with Swiss law (in this respect, we note that, in case a complaint is served in accordance with the terms and conditions of the Credit Agreement, such service of complaint would be regarded as properly effected under Swiss law within the limit of qualification under j) below), that the judgment was not rendered in violation of fundamental principles of Swiss procedural law, that a lawsuit between the same parties concerning the same case was not first commenced or decided in Switzerland or was first decided in a third country and such decision can be recognized, and that the judgment is not manifestly contrary to the public order or Swiss law. For any judgment to be admissible for enforcement in the courts of Switzerland, it may need to be accompanied by a duly legalized translation in the relevant official Swiss language.

f)                                                 Specific performance of the parties’ obligations may not be available in all instances, but damages may instead be allowed when considered to be an appropriate alternative by the competent Swiss court.

g)                                              Swiss courts could refuse enforcement of any indemnity in respect of court costs and attorneys’ fees where the court has issued an order for costs and fees.

h)                                              A certificate, determination, declaration or opinion of any party to the Credit Agreement may be held by a Swiss court not to be conclusive evidence without further proof of the material facts.

i)                                                  A notice given to but not actually received by any party to the Credit Agreement may be considered under Swiss law not to have been properly given.

j)                                                  As a matter of mandatory Swiss substantive law, any mandate, agency or power of attorney and the appointment of an agent for service of process governed by Swiss law can be revoked at any time, notwithstanding the appointment being stated to be irrevocable.

k)                                               Based on statutory law and generally accepted principles with respect to usury (which under Swiss jurisprudence means interest in excess of 18% per annum), the interest and provision fee payments under the Credit Agreement may be subject to limitations.

l)                                                  If interests are held at the same or substantially the same conditions by more than ten non-banks or outstanding loan facilities and/or private placements are owed to more than twenty non-banks, non-banks in both cases to be defined pursuant to the banking laws and regulations of their home jurisdiction, the payment of interest by the Company under the Credit Document may become subject to Swiss withholding tax levied at the rate of 35% if the amount or part of the amount relating to the Credit Agreement is transferred directly or indirectly back to Switzerland. In case the Company must make payments at the place of the Borrower, withholding taxes may become due if such payments by the Company are not treated as an abstract payment, but rather as an interest payment of the Company on behalf of the Borrower. We believe that such payments should be treated as fulfilling abstract payment obligations and not as interest payments and are thus not subject to withholding tax. However, according to our knowledge there is no case law on this subject to confirm this view. In addition, there is practice from the Swiss tax authorities which could have the effect, that any gross up of any Swiss withholding tax is contrary under Swiss tax law. We do not believe that Swiss tax law limits an agreement inter partes whereby the Company agrees to indemnify the Administrative Agent or a Lender for such tax withheld. In our assessment, the tax authorities would treat the payments of the Company in such a case as 65 % and will extrapolate the amount to 100 % leading to a withholding tax burden of about 54 % on such payments of the Company. However, we cannot exclude that a court would come to a contrary view on the enforceability of such gross-up provision.

The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder will be governed by Swiss law and be brought before a Swiss court.

We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion is exclusively addressed to the addressees for their own use and benefit and may not be relied upon by any other persons or copies distributed to any other person, except to their legal and other professional advisors such as agents or attorneys, regulators with appropriate jurisdiction and proposed assignees of the Lenders.

Very truly yours,

VISCHER Ltd.

Matthias Staehelin

EXHIBIT C-4

[FORM OF] OPINION OF SPECIAL NEW YORK COUNSEL

[See attached]

June 22, 2012

The Lenders listed on Schedule I hereto,
                                                and the Agent party to the
                                                Credit Agreement referred to below
                                                (collectively, the “Lender Parties”)
                                                c/o Citibank, N.A., as Agent

Re:       Tyco International Finance S.A. — Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012

Ladies and Gentlemen:

We have acted as special counsel to Tyco International Finance S.A., a Luxembourg company (the “Borrower”), Tyco International Ltd., a Swiss company (the “Parent Guarantor”), and The ADT Corporation, a Delaware corporation (the “Subsidiary Guarantor”), in connection with the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012 (the “Credit Agreement”) by and among the Borrower, the Parent Guarantor, certain lenders as named therein (the “Lenders”) and Citibank, N.A., as Administrative Agent (the “Agent”).  Each capitalized term used and not defined herein has the meaning assigned to that term in the Credit Agreement.

This opinion is delivered pursuant to Section 4.01(c)(iv) of the Credit Agreement.

In rendering this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents and instruments:

(i)                                     the Credit Agreement, including the Exhibits and Schedules thereto;

(ii)                                  the Notes dated as of June 22, 2012 (the “Notes”) made by the Borrower payable to the order of certain Lenders and delivered on the date hereof; and

(iii)                               the Subsidiary Guaranty dated as of June 22, 2012 (the “Subsidiary Guaranty”) made by the Subsidiary Guarantor in favor of the Agent.

The Credit Agreement, the Notes and the Subsidiary Guaranty are collectively referred to herein as the “Financing Documents.”  The Borrower, the Parent Guarantor and the Subsidiary Guarantor are collectively referred to herein as the “Obligors.”

We have assumed without independent investigation that:

(a)          The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

(b)         Each Obligor is validly existing and, as applicable, in good standing under the laws of its jurisdiction of organization, has all requisite power to execute and deliver each of the Financing Documents to which it is a party and to perform its obligations thereunder, the execution and delivery of such Financing Documents by such Obligor and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and, except as specifically addressed in our opinions in paragraph 3 below, do not violate any law, rule, regulation, order, judgment or decree applicable to such Obligor, and such Financing Documents have been duly executed and delivered by each such Obligor; and

(c)          There are no agreements or understandings between or among any of the parties to the Financing Documents or third parties that would expand, modify or otherwise affect the terms of the Financing Documents or the respective rights or obligations of the parties thereunder.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion.  As to certain factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Obligors in the Financing Documents, certificates of officers of the Obligors, copies of which are attached hereto (the “Officer’s Certificates”) or certificates obtained from public officials and others.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

1.                         Each Financing Document constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against it in accordance with its terms.

2.                         The execution and delivery by each Obligor of the Financing Documents to which it is a party, and performance of its obligations thereunder, do not and will not, based solely upon review of the documents identified to us in the relevant Officer’s Certificates as constituting all contracts evidencing or governing Material Debt (as such term is defined in the Credit Agreement) of the Obligors, which are listed in Schedule A hereto (each a “Material Debt Contract”), (A) result in a material breach of or default under any Material Debt Contract or (B) result in or require the creation or imposition of any Lien upon any assets of such Obligor under any Material Debt Contract, other than Liens permitted by the Credit Agreement.

3.                         The execution and delivery by each Obligor of the Financing Documents to which it is a party, and performance of its obligations thereunder, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to such Obligor that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Financing Documents.

4.                         Neither the Borrower nor the Parent Guarantor is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.                     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America.  This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.  Except as expressly set forth in paragraph 4 above, we express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws, rules or regulations.

B.                       Our opinion in paragraph 1 is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.                       We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Financing Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) any waiver (whether or not stated as such) contained in the Financing Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) any provision in any Financing Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal Court; (vi) any waiver of the right to jury trial; (vii) any provision purporting to establish evidentiary standards; (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others; (ix) the availability of damages or other remedies not specified in the Financing Documents in respect of breach of any covenants (other than covenants relating to the payment of principal, interest, make whole premium, indemnities and expenses); (x) any right of setoff to the extent asserted by a participant in the rights of a Lender under the Financing Documents; or (xi) the effect on the enforceability of the guarantee contained in the Credit Agreement against either Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor.  In addition, we advise you that some of the provisions of the Financing Documents may not be enforceable by a Lender acting individually (as opposed to the Lenders acting through the Agent).

D.                      In rendering our opinions expressed in paragraph 2 insofar as they require interpretation of Material Debt Contracts, we express no opinion with respect to the compliance by any Obligor with any covenants included in any Material Debt Contract to the extent compliance depends on financial calculations or data.

This opinion is rendered as of the date hereof to the Lender Parties in connection with the Financing Documents and may not be relied upon by any person other than the Lender Parties or by the Lender Parties in any other context.  The Lender Parties may not furnish this opinion or copies hereof to any other person except (i) to bank examiners and other regulatory authorities should they so request in connection with their examinations, (ii) to the independent auditors and attorneys of the Lender Parties, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Lender Party is a party arising out of the transactions contemplated by the Financing Documents, or (v) any potential permitted assignee of or participant in the interest of any Lender Party under the Financing Documents for its information.  Notwithstanding the foregoing, parties referred to in clause (v) of the immediately preceding sentence who become Lenders after the date hereof may rely on this opinion as if it were addressed to them (provided that such delivery shall not constitute a re-issue or reaffirmation of this opinion as of any date after the date hereof).  This opinion may not be quoted without the prior written consent of this Firm.

Very truly yours,

SCHEDULE I — LENDERS

Citibank, N.A.

Bank of America, N.A.

JPMorgan Chase Bank, N.A.

Deutsche Bank, AG New York Branch

Goldman Sachs Bank USA

Morgan Stanley Bank, N.A.

UBS Loan Finance LLC

Credit Suisse AG, Cayman Islands Branch

Barclays Bank PLC

BNP Paribas

The Bank of New York Mellon

ING Bank N.V., Dublin Branch

Banco Bilbao Vizcaya Argentaria, S.A., New York Branch

Westpac Banking Corporation

The Northern Trust Company

The Bank of Nova Scotia

SCHEDULE A

MATERIAL DEBT CONTRACTS

1.

Indenture, dated June 9, 1998, among Tyco International Group S.A., as issuer, Tyco International Ltd., as guarantor, and The Bank of New York, as trustee (as supplemented by Supplemental Indentures Nos. 3, 6-8, 16, 20, 22, 2008-1, 2008-2 and 2008-3).

2.

Indenture, dated November 12, 2003, among Tyco International Group S.A., Tyco International Ltd. and The Bank of New York, as trustee (as supplemented by the First Supplemental Indenture and Supplemental Indentures No. 3 and 2008-1).

3.

Five-Year Senior Credit Agreement, dated as of April 25, 2007, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto).

4.

Commercial Paper Dealer Agreement 4(2) Program, dated April 11, 2008, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Banc of America Securities, LLC, as dealer.

5.

Commercial Paper Dealer Agreement 4(2) Program, dated April 11, 2008, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Barclays Capital Inc. (as assignee of Lehman Brothers Inc.), as dealer.

6.

Indenture, dated January 9, 2009, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture).

7.

Five-Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

8.

364-Day Senior Unsecured Bridge Loan Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

9.

Subsidiary Guaranty, dated as of June 22, 2012, made by The ADT Corporation in favor of Citibank, N.A., as Administrative Agent, with respect to the Five-Year Senior Credit Agreement, dated as of April 25, 2007, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto).

10.

Subsidiary Guaranty, dated as of June 22, 2012, made by The ADT Corporation in favor of Citibank, N.A., as Administrative Agent, with respect to the Five-Year Senior Unsecured Credit Agreement, dated as of June 22, 2012, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

TYCO INTERNATIONAL FINANCE S.A.

OFFICER’S CERTIFICATE

June 22, 2012

The undersigned, Peter Schieser, does hereby certify to Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), in his capacity as a Managing Director of Tyco International Finance S.A., a Luxembourg company (the “Borrower”), in connection with the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012 (the “Credit Agreement”) by and among the Borrower, Tyco International Ltd., a Swiss company, certain lenders as named therein and Citibank, N.A., as Administrative Agent, as follows:

1.               I am the duly elected and incumbent Managing Director of the Borrower and am authorized to execute this Certificate on behalf of the Borrower.

2.               I recognize and acknowledge that this Certificate is being furnished to Gibson Dunn in connection with the delivery of their legal opinion of even date herewith pursuant to Section 4.01(c)(iv) of the Credit Agreement.  I further understand that Gibson Dunn is relying to a material degree on this Certificate in rendering that opinion.  On behalf of the Borrower, I hereby authorize such reliance.

3.               I have asked such questions regarding the meaning of any of the provisions of this Certificate as I have considered necessary.

4.               To the best of my knowledge, Schedule A attached hereto lists each contract evidencing or governing Material Debt (as such term is defined in the Credit Agreement) of the Borrower, including all amendments and supplements thereto.

5.               No more than 45 percent of the Value of the total assets of the Borrower and its direct and indirect Wholly-Owned Subsidiaries on a consolidated basis (other than Government Securities and cash items) consists of, and no more than 45 percent of the net income after taxes (for the last four fiscal quarters combined) of the Borrower and its Wholly-Owned Subsidiaries on a consolidated basis is derived from, cash and cash equivalents, securities and other financial assets (including without limitation securities or other interests in (x) subsidiaries that are not Wholly-Owned Subsidiaries and (y) joint ventures or other partially-owned entities that do not constitute subsidiaries) other than Government Securities.

6.               Since inception, the Borrower, together with each predecessor entity of the Borrower, has not held itself out as being primarily engaged in the business of investing, reinvesting or trading in securities.  The Borrower does not propose to engage primarily in the business of investing, reinvesting or trading in securities.

Capitalized terms used in this Certificate and not defined shall have the meanings given to such terms in the Credit Agreement.  In addition, for purposes of this Certificate, the following terms shall have the following meanings:

“Government Security” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.

“Value” means (i) with respect to securities owned at the end of the last preceding quarter for which market quotations are readily available, the market value at the end of such quarter, (ii) with respect to other securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by the board of directors of the Borrower, and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

“Wholly-Owned Subsidiary” of the Borrower means (i) a company 95 percent or more of the outstanding voting securities of which are owned by the Borrower or by a company which, within the meaning of this paragraph, is a wholly-owned subsidiary of the Borrower, or (ii) with respect to a company that does not have a board of directors, a company the sole power to otherwise direct or cause the direction of the management and policies of which is possessed by the Borrower or by a company which, within the meaning of this paragraph, is a wholly-owned subsidiary of the Borrower.

A copy of this Certificate executed and delivered by facsimile transmission shall be valid for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

Name:	Peter Schieser
Title:	Managing Director

Signature Page to TIFSA Officer’s Certificate for GDC Opinion

SCHEDULE A — MATERIAL DEBT CONTRACTS

1.

Indenture, dated June 9, 1998, among Tyco International Group S.A., as issuer, Tyco International Ltd., as guarantor, and The Bank of New York, as trustee (as supplemented by Supplemental Indentures Nos. 3, 6-8, 16, 20, 22, 2008-1, 2008-2 and 2008-3).

2.

Indenture, dated November 12, 2003, among Tyco International Group S.A., Tyco International Ltd. and The Bank of New York, as trustee (as supplemented by the First Supplemental Indenture and Supplemental Indentures No. 3 and 2008-1).

3.

Five-Year Senior Credit Agreement, dated as of April 25, 2007, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto).

4.

Commercial Paper Dealer Agreement 4(2) Program, dated April 11, 2008, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Banc of America Securities, LLC, as dealer.

5.

Commercial Paper Dealer Agreement 4(2) Program, dated April 11, 2008, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Barclays Capital Inc. (as assignee of Lehman Brothers Inc.), as dealer.

6.

Indenture, dated January 9, 2009, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture).

TYCO INTERNATIONAL LTD.

OFFICER’S CERTIFICATE

June 22, 2012

The undersigned, Frank Sklarsky, does hereby certify to Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), in his capacity as the Chief Financial Officer and Executive Vice President of Tyco International Ltd., a Swiss company (the “Guarantor”), in connection with the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012 (the “Credit Agreement”) by and among Tyco International Finance S.A., a Luxembourg company, the Guarantor, certain lenders as named therein and Citibank, N.A., as Administrative Agent, as follows:

1.               I am the duly elected and incumbent Chief Financial Officer and Executive Vice President of the Guarantor and am authorized to execute this Certificate on behalf of the Guarantor.

2.               I recognize and acknowledge that this Certificate is being furnished to Gibson Dunn in connection with the delivery of their legal opinion of even date herewith pursuant to Section 4.01(c)(iv) of the Credit Agreement.  I further understand that Gibson Dunn is relying to a material degree on this Certificate in rendering that opinion.  On behalf of the Guarantor, I hereby authorize such reliance.

3.               I have asked such questions regarding the meaning of any of the provisions of this Certificate as I have considered necessary.

4.               To the best of my knowledge, Schedule A attached hereto lists each contract evidencing or governing Material Debt (as such term is defined in the Credit Agreement) of the Guarantor, including all amendments and supplements thereto.

5.               No more than 45 percent of the Value of the total assets of the Guarantor and its direct and indirect Wholly-Owned Subsidiaries on a consolidated basis (other than Government Securities and cash items) consists of, and no more than 45 percent of the net income after taxes (for the last four fiscal quarters combined) of the Guarantor and its Wholly-Owned Subsidiaries on a consolidated basis is derived from, cash and cash equivalents, securities and other financial assets (including without limitation securities or other interests in (x) subsidiaries that are not Wholly-Owned Subsidiaries and (y) joint ventures or other partially-owned entities that do not constitute subsidiaries) other than Government Securities.

6.               Since inception, the Guarantor, together with each predecessor entity of the Guarantor, has not held itself out as being primarily engaged in the business of investing, reinvesting or trading in securities.  The Guarantor does not propose to engage primarily in the business of investing, reinvesting or trading in securities.

Capitalized terms used in this Certificate and not defined shall have the meanings given to such terms in the Credit Agreement.  In addition, for purposes of this Certificate, the following terms shall have the following meanings:

“Government Security” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.

“Value” means (i) with respect to securities owned at the end of the last preceding quarter for which market quotations are readily available, the market value at the end of such quarter, (ii) with respect to other securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by the board of directors of the Guarantor, and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

“Wholly-Owned Subsidiary” of the Guarantor means (i) a company 95 percent or more of the outstanding voting securities of which are owned by the Guarantor or by a company which, within the meaning of this paragraph, is a wholly-owned subsidiary of the Guarantor, or (ii) with respect to a company that does not have a board of directors, a company the sole power to otherwise direct or cause the direction of the management and policies of which is possessed by the Guarantor or by a company which, within the meaning of this paragraph, is a wholly-owned subsidiary of the Guarantor.

A copy of this Certificate executed and delivered by facsimile transmission shall be valid for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

Name:	Frank Sklarsky
Title:	Chief Financial Officer and
Executive Vice President

Signature Page to TIL Officer’s Certificate for GDC Opinion

SCHEDULE A — MATERIAL DEBT CONTRACTS

1.

Indenture, dated June 9, 1998, among Tyco International Group S.A., as issuer, Tyco International Ltd., as guarantor, and The Bank of New York, as trustee (as supplemented by Supplemental Indentures Nos. 3, 6-8, 16, 20, 22, 2008-1, 2008-2 and 2008-3).

2.

Indenture, dated November 12, 2003, among Tyco International Group S.A., Tyco International Ltd. and The Bank of New York, as trustee (as supplemented by the First Supplemental Indenture and Supplemental Indentures No. 3 and 2008-1).

3.

Five-Year Senior Credit Agreement, dated as of April 25, 2007, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto).

4.

Commercial Paper Dealer Agreement 4(2) Program, dated April 11, 2008, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Banc of America Securities, LLC, as dealer.

5.

Commercial Paper Dealer Agreement 4(2) Program, dated April 11, 2008, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Barclays Capital Inc. (as assignee of Lehman Brothers Inc.), as dealer.

6.

Indenture, dated January 9, 2009, among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture).

7.

Five-Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

8.

364-Day Senior Unsecured Bridge Loan Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

THE ADT CORPORATION

OFFICER’S CERTIFICATE

June 22, 2012

The undersigned, Ravi Tulsyan, does hereby certify to Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), in his capacity as a Vice President and Treasurer of The ADT Corporation, a Delaware corporation (the “Company”), in connection with the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012 (the “Credit Agreement”) by and among Tyco International Finance S.A., a Luxembourg company, Tyco International Ltd., a Swiss company, certain lenders as named therein and Citibank, N.A., as Administrative Agent, as follows:

1.               I am the duly elected and incumbent Vice President and Treasurer of the Company and am authorized to execute this Certificate on behalf of the Company.

2.               I recognize and acknowledge that this Certificate is being furnished to Gibson Dunn in connection with the delivery of their legal opinion of even date herewith pursuant to Section 4.01(c)(iv) of the Credit Agreement.  I further understand that Gibson Dunn is relying to a material degree on this Certificate in rendering that opinion.  On behalf of the Company, I hereby authorize such reliance.

3.               I have asked such questions regarding the meaning of any of the provisions of this Certificate as I have considered necessary.

4.               To the best of my knowledge, Schedule A attached hereto lists each contract evidencing or governing Material Debt (as such term is defined in the Credit Agreement) of the Company, including all amendments and supplements thereto.

Capitalized terms used in this Certificate and not defined shall have the meanings given to such terms in the Credit Agreement.  In addition, for purposes of this Certificate, the following terms shall have the following meanings:

A copy of this Certificate executed and delivered by facsimile transmission shall be valid for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

Name:
Title:

Signature Page to ADT Officer’s Certificate for GDC Opinion

SCHEDULE A — MATERIAL DEBT CONTRACTS

1.

Five-Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

2.

364-Day Senior Unsecured Bridge Loan Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

3.

Subsidiary Guaranty, dated as of June 22, 2012, made by The ADT Corporation in favor of Citibank, N.A., as Administrative Agent, with respect to the Five-Year Senior Credit Agreement, dated as of April 25, 2007, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto).

9.

EXHIBIT C-5

[FORM OF] OPINION OF GENERAL COUNSEL OF ADT

[See attached]

June 22, 2012

To the Lenders
listed on the signature pages to

the Credit Agreement (as defined below)

and Citibank, N.A., as Administrative Agent

1615 Brett Rd, Bldg #3

New Castle, DE 19720

Attention:  Bank Loans Syndications Department

Re:                               The ADT Corporation — Subsidiary Guaranty, dated as of June 22, 2012, with respect to the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012.

Ladies and Gentlemen:

I am the General Counsel of The ADT Corporation, a Delaware corporation (the “Company”), and in that capacity I have acted as counsel to the Company in connection with:

(i)                                     the Five-Year Senior Unsecured Credit Agreement dated as of June 22, 2012 (the “Credit Agreement”) by and among Tyco International Finance S.A., Tyco International Ltd., a Swiss company (the “Guarantor”), certain Lenders (the “Lenders”) and Citibank, N.A., as Administrative Agent (the “Administrative Agent”); and

(ii)                                  the Subsidiary Guaranty dated as of June 22, 2012 (the “Subsidiary Guaranty”) made by the Company in favor of the Administrative Agent, with respect to the Credit Agreement.

This opinion is delivered to you pursuant to Section 4.01(c)(v) of the Credit Agreement.  In connection with rendering this opinion, I have examined the Credit Agreement, the Subsidiary Guaranty and such other agreements, records, certificates and documents, as we have deemed necessary or advisable.  I have examined and relied upon, to the extent that I have deemed such reliance proper, such certificates of public officials and have made such investigation as I considered necessary for the purposes of the opinions expressed herein.  Capitalized terms not otherwise defined herein shall have the same meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

I am of the opinion that:

1.              The Company is a validly existing corporation in good standing under the laws of the State of Delaware, and has all requisite corporate power to execute and deliver the Subsidiary Guaranty and to perform its obligations thereunder.

2.               The execution and delivery by the Company of the Subsidiary Guaranty and the performance of its obligations thereunder have been duly authorized by all necessary corporate action.  The Subsidiary Guaranty has been duly executed and delivered by the Company.

3.               The execution and delivery by the Company of the Subsidiary Guaranty, and performance of its obligations thereunder, do not and will not violate the certificate of incorporation or bylaws of the Company.

4.               The execution and delivery by the Company of the Subsidiary Guaranty, and performance of its obligations thereunder, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law.

5.               There is no action, suit or proceeding pending, or, to the best of my knowledge, threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official that could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or that affects the validity of the Loan Documents, except as disclosed in the Guarantor’s filings on Forms 10K, 10Q or 8K or the Company’s filings on the Amended Form 10-12B/A filed with the SEC on May 25, 2012 (the “Existing Litigation”), in each case, on or before the date hereof, and except for shareholders’ derivative litigation or shareholders’ class actions based on the same facts and circumstances as the Existing Litigation.

6.               The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of Texas and the United States of America and, for purposes of paragraphs 1, 2, 3 and 4 above, the Delaware General Corporation Law.   I am not admitted to practice in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as I consider necessary to render the opinions contained in paragraphs 1, 2, 3 and 4 above.  Except as expressly set forth in paragraph 6 above, I express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws, rules or regulations.

This opinion is based on my knowledge of the law and facts as of the date hereof.  I assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or to reflect any changes in any law which may hereafter occur or become effective.

3

This opinion is rendered solely for your benefit and the benefit of your permitted successors and assigns in connection with the transactions contemplated by the Credit Agreement and is not to be used for any other purpose or circulated to any other person except (i) to bank examiners and other regulatory authorities should they so request in connection with their examinations, (ii) to the independent auditors and attorneys of the Administrative Agent and the Lenders, (iii) pursuant to order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which the Administrative Agent or any Lender is a party arising out of the transactions contemplated by the Credit Agreement.  This opinion may not be quoted or otherwise referred to for any purpose without, in each case, my written permission.

THE ADT CORPORATION

N. David Bleisch
General Counsel

4

EXHIBIT D

[FORM OF] SUBSIDIARY GUARANTY

Dated as of                                      ,

WHEREAS, Tyco International Finance S.A.  (the “Borrower”), Tyco International Ltd., the Lenders party thereto, and Citibank, N.A., as Administrative Agent have entered into the Five-Year Senior Unsecured Credit Agreement, dated as of June 22, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Borrower is or may be entitled, subject to certain conditions, to borrow loans thereunder; and

WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the undersigned (together with its successors, the “Guarantor”) and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to make extensions of credit thereunder, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreement and the Notes issued thereunder.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined, and the provisions of Sections 1.03 and 1.04 of the Credit Agreement shall apply to this Subsidiary Guaranty.  In addition, the following terms, as used herein, have the following meanings:

“Guaranteed Obligations” means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Notes, (ii) all other amounts payable by the Borrower under the Credit Agreement or any Note and (iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising.  The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing and are payable by the Borrower pursuant to the Credit Agreement or any Note, whether before or after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any one or more than one of the Obligors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto and would have been payable by the Borrower pursuant to the Credit Agreement or Note but for the commencement of such case, proceeding or other action.

“Obligors” means, at any time, collectively, the Borrower, the Guarantor (as defined in the Credit Agreement) and each Subsidiary Guarantor at such time.

ARTICLE II

GUARANTEE

Section 2.01 The Guarantee. Subject to Section 2.03, the Guarantor hereby unconditionally and irrevocably guarantees to each of the Lenders and the Administrative Agent the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof.  This is a continuing guarantee and a guarantee of payment and not merely of collection.  In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Guarantor, subject to Section 2.03, hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

Section 2.02 Guarantee Unconditional. The obligations of the Guarantor under this Article 2 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Loan Document, by operation of law or otherwise;

(b) any modification or amendment of or supplement to any Loan Document (other than as specified in an amendment or waiver of this Subsidiary Guaranty effected in accordance with Section 2.03);

(c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guaranty or other liability of any third-party, for any obligation of any other Obligor under any Loan Document;

(d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Loan Document;

(e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Obligor, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with the Loan Document; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Loan Document, or any provision of applicable law or regulation of any jurisdiction purporting to prohibit the payment by any other Obligor of the principal of or interest on any Loan or any other amount payable by any other Obligor under any Loan Document; or

(g) any other act or omission to act or delay of any kind by any other Obligor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Article 2.

Section 2.03 Limit of Liability. The Guarantor shall be liable under this Subsidiary Guaranty only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of Chapter 11 of Title 11 of the United States Code, as amended, or any successor statute (the “Bankruptcy Code”) or any comparable provisions of any other applicable law.  To the extent that the Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by the Guarantor from the incurrence of the Loans under the Credit Agreement and (ii) the amount which the Guarantor would otherwise have paid if the Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and any other Subsidiary Guarantors) in the same proportion as the Guarantor’s net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement hereunder is sought (the “Contribution Percentage”), then the Guarantor shall have a right of contribution against each other Subsidiary Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date enforcement hereunder is sought in an aggregate amount less than such other Subsidiary Guarantor’s Contribution Percentage of the aggregate payments made to and including the date enforcement hereunder is sought by all Subsidiary Guarantors in respect of the Guaranteed Obligations; provided that no Subsidiary Guarantor may take any action to enforce such right until the Guaranteed Obligations (other than contingent indemnification obligations with respect to unasserted claims) have been indefeasibly paid in full and the Commitments have been terminated, it being expressly recognized and agreed by all parties hereto that the Guarantor’s right of contribution arising pursuant to this Section 2.03 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under any Subsidiary Guaranty.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 2.03, each Subsidiary Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Subsidiary Guarantor in respect of such payment.  The Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, the Guarantor has the right to waive its contribution right against any other Subsidiary Guarantor to the extent that after giving effect to such waiver the Guarantor would remain solvent, in the determination of the Required Lenders.

Section 2.04 Discharge; Reinstatement in Certain Circumstances. Subject to Section 4.06, the Guarantor’s obligations under this Article II shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall have been paid in full.  If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, the

Guarantor’s obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 2.05 Waiver. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

Section 2.06 Subrogation and Contribution. (a)  The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

(b) Notwithstanding the provision of subsection (a) of this Section 2.06, the Guarantor shall have and be entitled to (i) all rights of subrogation or contribution otherwise provided by law in respect of any payment it may make or be obligated to make under this Subsidiary Guaranty and (ii) all claims (as defined under the Bankruptcy Code) it would have against any Obligor or any other Subsidiary Guarantor (each an “Other Party”) in the absence of subsection (a) of this Section 2.06 and to assert and enforce the same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is one year and five days after the Maturity Date if, but only if, (x) no Default or Event of Default of the type described in Article VI of the Credit Agreement with respect to the relevant Other Party has existed at any time on and after the Subrogation Trigger Date; and (y) the existence of the Guarantor’s rights under this clause (b) would not make the Guarantor a creditor (as defined in the Bankruptcy Code) of such Other Party in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

Section 2.07 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Administrative Agent and the Lenders that:

Section 3.01 Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of [                      ].

Section 3.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Subsidiary Guaranty:

(a) are within the Guarantor’s corporate powers;

(b) have been duly authorized by all necessary corporate action on the part of the Guarantor;

(c) require no action by or in respect of, or filing with, any Governmental Authority on the part of the Guarantor; and

(d) do not contravene, or constitute a default by the Guarantor under, any provision of (i) applicable law or regulation, (ii) the certificate of incorporation or by-laws of the Guarantor or (iii) any agreement or instrument evidencing or governing Debt of the Guarantor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor.

Section 3.03 Binding Effect. This Subsidiary Guaranty constitutes a valid and binding obligation of the Guarantor.

Section 3.04 Not an Investment Company. The Guarantor is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notices. All notices, requests and other communications to be made to or by the Guarantor hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission, Approved Electronic Communication or similar writing) and shall be given: (a) if to the Guarantor, to it at its address or by Approved Electronic Communication as set forth on the signature pages hereof or such other address, website or email address as the Guarantor may hereafter specify for the purpose by notice to the Administrative Agent and (b) if to any party to the Credit Agreement, to it at its address or by Approved Electronic Communication as specified in or pursuant to the Credit Agreement.  Each such notice, request or other communication shall be effective (i) if given by Approved Electronic Communication, when confirmation of receipt thereof is received by the sender, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 4.01.

Section 4.02 No Waiver. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under this Subsidiary Guaranty or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.03 Amendments and Waivers. Any provision of this Subsidiary Guaranty may be amended or waived if, and only if, such amendment or waiver is entered into in accordance with Section 10.02 of the Credit Agreement.

Section 4.04 Successors and Assigns. This Subsidiary Guaranty is for the benefit of the Lenders and the Administrative Agent and their respective successors and assigns and, in the event of an assignment of the Loans, the Notes or other amounts payable under the Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.  All provisions of this Subsidiary Guaranty shall be binding upon the Guarantor and its successors and assigns.

Section 4.05 Taxes. All payments by the Guarantor hereunder shall be made free and clear of Taxes and otherwise in accordance with Section 9.05 of the Credit Agreement (which Section, including, but not limited to, the indemnification provisions contained therein, is hereby incorporated by reference as if set forth herein; provided that each reference contained therein to an Obligor shall be a reference to the Guarantor).

Section 4.06 Effectiveness. (a) This Subsidiary Guaranty shall become effective when the Administrative Agent shall have received a counterpart hereof signed by the Guarantor.

(b) The Guarantor may at any time elect to terminate this Subsidiary Guaranty and its obligations hereunder if (i) after giving effect thereto, no Default shall have occurred and be continuing; and (ii) at such time the Guarantor does not have in effect a guarantee, the effect of which would require the Guarantor to be a Subsidiary Guarantor under the terms of Section

5.12 of the Credit Agreement.  If the Guarantor so elects to terminate this Subsidiary Guaranty, it shall give the Administrative Agent notice to such effect, which notice shall be accompanied by a certificate of a Responsible Officer to the effect that, after giving effect to such termination, no Default shall have occurred and be continuing.  The Administrative Agent may if it so elects conclusively rely on such certificate.  Upon receipt of such notice and such certificate, unless the Administrative Agent determines that a Default shall have occurred and be continuing, the Administrative Agent shall promptly deliver to the Guarantor the counterpart of this Subsidiary Guaranty delivered to the Administrative Agent pursuant to Section 4.06(a), and upon such delivery this Subsidiary Guaranty shall terminate and the Guarantor shall have no further obligations hereunder. In addition to the foregoing, this Subsidiary Guaranty may be terminated and released in accordance with the terms of the penultimate paragraph of Section 7.08 of the Credit Agreement.

Section 4.07 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  THE GUARANTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE GUARANTOR

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

If the Guarantor is not organized under the laws of the United States of America or a State thereof:

Appointment of Agent for Service of Process. The Guarantor hereby irrevocably designates and appoints CT Corporation System, having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its authorized agent, to accept and acknowledge on its behalf service or any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City.  The Guarantor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable hereunder shall have been paid in full in accordance with the provisions hereof.  If such agent shall cease so to act, the Guarantor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

Service of Process. The Guarantor hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Guarantor, as the case may be, for service of process in such jurisdiction appointed as provided in subsection (b)(i) above; provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to the Guarantor at its address specified on the signature pages hereof or to any other address of which the Guarantor shall have given written notice to the Administrative Agent.  The Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Guarantor. No Limitation on Service or Suit. Nothing in this Section 4.07 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Guarantor in the courts of any jurisdiction or jurisdictions.

Waiver of Immunities. To the extent permitted by applicable law, if the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Subsidiary Guaranty.  The Guarantor agrees that the waivers set forth above shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

Section 4.08 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09 Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against the Guarantor or for any other reason, any payment under or in connection with this Subsidiary Guaranty is made or satisfied in the Other Currency, then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the Payee to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Subsidiary Guaranty, the Guarantor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall.  For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its authorized officer as of the date first above written.

[GUARANTOR]

By:
Name:
Title:

Address:
Email:

EXHIBIT E

[FORM OF] NOTICE OF BORROWING

Citibank, N.A.,
as Administrative Agent for the Lenders
party to the Credit Agreement referred to below,
1615 BRETT RD, Building #3
New Castle, DE 19720
Attention: Bank Loans Syndications Department
Fax: (212) 994-0961

[Date]

Ladies and Gentlemen:

The undersigned, Tyco International Finance S.A. (the “Borrower”), refers to the Credit Agreement, dated as of June 22, 2012 (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Tyco International Ltd., as Guarantor, the Lenders party thereto and Citibank N.A., as Administrative Agent, and hereby gives you notice pursuant to Section 2.15 of the Credit Agreement that the Borrower hereby requests a Commitment Increase under the Credit Agreement and, in that connection, sets forth below the information relating to such Commitment Increase (the “Proposed Commitment Increase”) as required by Section 2.15(a) of the Credit Agreement:

(1)                The Business Day of the Proposed Commitment Increase is [•] [•], 201[•], and such date is at least 90 days prior to the Maturity Date;

(2) The amount of the Proposed Commitment Increase is $[•];

(3)                            [Insert name of Lender/third-party financial institution] is willing to participate in the Proposed Commitment Increase in the amount of $[•]; and

(4)                            After giving effect to the Commitment Increase, the Commitments will not exceed $1,250,000,000.

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Commitment Increase:

(a)                                  The representations and warranties of the Obligors set forth in Article III of the Credit Agreement or any other Loan Document are and will be true and correct in all material respects, both before and after giving effect to such Proposed

Commitment Increase, as though made on such date, or, if any such representation or warranty was made as of a specific date, such representation and warranty was true and correct in all material respects on and as of such date; and

(b)                                 At the time of and immediately after giving effect to such Proposed Commitment Increase, no Default has occurred and is continuing.

Very truly yours,

TYCO INTERNATIONAL FINANCE S.A.

By
Title:

EXHIBIT F

[FORM OF] AMENDMENT TO 2007 CREDIT AGREEMENT

EXECUTION VERSION

AMENDMENT NO. 4 TO THE
FIVE YEAR SENIOR UNSECURED CREDIT AGREEMENT

Dated as of  June 22, 2012

AMENDMENT NO. 4 TO THE FIVE YEAR SENIOR UNSECURED CREDIT AGREEMENT (this “Amendment”) among TYCO INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), TYCO INTERNATIONAL LTD., a Swiss company (the “Guarantor”), the LENDERS listed on the signature pages hereto and CITIBANK, N.A., as Administrative Agent (the “Agent”).

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Guarantor, the Lenders and the Agent have entered into that certain Five Year Senior Unsecured Credit Agreement dated as of April 25, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower has notified the Agent that it desires to amend the Credit Agreement as set forth herein.

(3)           The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Guarantor and the Borrower and the Guarantor and the Required Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

SECTION 1.         Amendments to Credit Agreement.  The Credit Agreement is, effective as of the Amendment Effective Date (defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as hereinafter set forth:

(a)           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended as follows:

(i)            Inserting the following defined terms in the appropriate alphabetical order:

“ADT” means The ADT Corporation, a Delaware corporation.

“Amendment No. 4” means the Amendment No. 4 to this Agreement dated as of June 22, 2012 by and among Tyco International Finance S.A., Tyco International Ltd., Citibank, N.A., and the Lenders party thereto.

“Amendment No. 4 Effective Date” means June 22, 2012, subject to the satisfaction of the conditions to effectiveness set forth in Section 2 of Amendment No. 4.

“Flow PubCo” has the meaning assigned to such term as set forth in the definition of 2012 Separation Transactions.

“2012 Separation Transactions” means (a) (x) the contribution to ADT of the assets, liabilities and equity interests of the North American residential and small business security business of the Borrower and the Guarantor  and (y) the contribution to a newly-formed Swiss company (“Flow PubCo”) of the assets, liabilities and equity interests of the flow control business of the Borrower nad the Guarantor, (b) the distribution of the equity interests of ADT and Flow PubCo to the equityholders of the Guarantor and (c) the other transactions ancillary to the foregoing as set forth in the material agreements (along with schedules and exhibits relating thereto), as amended from time to time, entered into in connection with clauses (a) and (b) of this definition.

(ii)           The definition of “Subsidiary Guarantor” is hereby amended in full to read as follows:

“Subsidiary Guarantor” means ADT and each other Subsidiary that has executed a Subsidiary Guaranty pursuant to Section 5.12 (whether required by Section 5.12 to do so or otherwise).

(b)           Section 2.07 (Termination and Reduction of Commitments) is hereby amended by inserting at the end thereof, the following:

(d)           Concurrently with the effectiveness of Amendment No. 4 on the Amendment No. 4 Effective Date, the Commitments shall be deemed reduced by an amount such that after giving effect to such reduction the aggregate amount of the Commitments is $500,000,000.  The reduction of Commitments pursuant to this clause (d) shall be permanent and shall be made ratably among the Lenders in accordance with their respective Commitments.

(c)           Section 5.11 (Transactions with Affiliates) is hereby amended by (i) deleting the “or” appearing at the end of clause (ix), (ii) deleting the period appearing at the end of clause (x) and inserting in lieu thereof a semi-colon and (iii) inserting the following new clause (xi) at the end thereof:

(xi) engaging in any Affiliate Transaction in connection with the consummation of the 2012 Separation Transactions.

(d)           Section 5.13 (Subsidiary Debt) is hereby amended by (x) deleting the “or” appearing immediately before clause (iv) of the proviso and inserting in lieu thereof a comma and (y) deleting the period appearing at the end of such Section 5.13 and inserting in lieu thereof the following new clause (v):

or (v) Debt incurred by any Subsidiary Guarantor.

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SECTION 2.         Conditions to Effectiveness.  This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied (unless waived by the Required Lenders):

(a)           The Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantor and the Required Lenders.

(b)           The Agent shall have received written notice of the Borrower’s reduction of Commitments in accordance with Section 2.07(d) (as amended by this Amendment).

(c)           The Agent shall have received the Subsidiary Guaranty dated as of the date of this Amendment and duly executed and delivered by The ADT Corporation (“ADT”), a Delaware corporation, in substantially the form as Exhibit D to the Credit Agreement (provided that such Subsidiary Guaranty shall provide for the automatic release of ADT from such Subsidiary Guaranty upon the distribution with respect to the equity interest of ADT described in clause (b) of the definition of 2012 Separation Transactions in Section 1.01) and otherwise in form and substance reasonably satisfactory to the Agent (the “Subsidiary Guaranty”).

(d)           The Agent shall have received on or before the date of this Amendment certified copies of the charter, by-laws and other constitutive documents of ADT and of resolutions of the Board of Directors of ADT authorizing the transactions contemplated under the Subsidiary Guaranty, together with incumbency certificates dated the date of this Amendment evidencing the identity, authority and capacity of each Person authorized to execute and deliver the Subsidiary Guaranty and any other documents to be delivered by ADT pursuant hereto or thereto, all in form and substance reasonably satisfactory to the Agent and its counsel.

(e)           The Agent shall have received (i) a favorable opinion of Gibson Dunn & Crutcher, LLP, special New York counsel for ADT, in substantially the form of Exhibit A-1 hereto and (ii) a favorable opinion of the General Counsel of ADT, in substantially the form of Exhibit A-2 hereto.

(f)            The representations and warranties set forth in Section 3 of this Amendment and the representations and warranties set forth in Article III to the Credit Agreement (other than Section 3.04, Section 3.05(a)(i) or (b) or Section 3.09) are true and correct in all material respects on and as of the Amendment Effective Date (except in the case of any representation or warranty that by its terms refers to a date other than the Amendment Effective Date, in which case such representations and warranties were true and correct in all material respects as of such other date).

(g)           As of the Amendment Effective Date, no Default has occurred and is continuing.

(h)           If, after giving effect to this Amendment, the total amount of Revolving Credit Exposures would exceed the then applicable total Commitments (as

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reduced hereby) (such amount being the “Excess Amount”), then the Borrower shall have repaid the outstanding Loans (with all interest accrued thereon) in an amount equal to the Excess Amount.

SECTION 3.         Representations and Warranties of the Borrower and Guarantor  Each of the Guarantor and the Borrower represents and warrants as follows:

(a)           Each Obligor is a company duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation and in good standing under such jurisdiction.

(b)           The execution, delivery and performance by each of the Guarantor and the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within the Guarantor’s and Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and (ii) will not violate, contravene, or constitute a default under any provision of (A) any applicable law or regulation and (B) any order, judgment, decree or injunction of any Governmental Authority.

(c)           This Amendment has been duly executed and delivered by the Borrower and the Guarantor.  This Agreement and each other Loan Document to which each Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.         Reference to and Effect on the Credit Agreement and the Notes.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  This Amendment shall constitute a Loan Document as such term is defined in the Credit Agreement.

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SECTION 5.         Costs and Expenses  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Subsidiary Guaranty and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.03 of the Credit Agreement.

SECTION 6.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.         Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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